          ---------------------------------------------------------

                       STOCK AND ASSET PURCHASE AGREEMENT

                                      AMONG

                              MICROSOFT CORPORATION

                                 SOFTIMAGE, INC.

                                       AND

                              AVID TECHNOLOGY, INC.
          ---------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I. GENERAL...........................................................1
  1.1.  Purchase of the Softimage Shares.....................................1
  1.2.  Purchase of the Seller Assets........................................1
  1.3.  Further Assurances...................................................2
  1.4.  Purchase Price.......................................................2
  1.5.  Shareholder Voting Agreement.........................................2
  1.6.  Employee Options.....................................................2
  1.7.  Purchase Price.......................................................3
  1.8.  Elimination and Settlement of Intercompany Accounts; Cash
          Balances...........................................................3
  1.9.  Contemporaneous Transactions.........................................3
ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER.........3
  2.1.  Organization, Qualification and Corporate Power......................3
  2.2.  Capitalization.......................................................4
  2.4.  Financial Statements.................................................5
  2.5.  No Defaults..........................................................6
  2.6.  Litigation...........................................................6
  2.7.  No Material Adverse Change...........................................6
  2.8.  Absence of Undisclosed Liabilities...................................6
  2.9.  No Violations........................................................6
  2.10. Employees and Others.................................................6
  2.11. Employee Benefit Plans...............................................7
  2.12. Product Warranty.....................................................8
  2.13. Assets...............................................................8
  2.14. Major Contracts......................................................9
  2.15. Taxes...............................................................10
  2.16. Interests of Officers...............................................11
  2.17. Technology..........................................................11
  2.18. Softimage Shares....................................................14
  2.19. Material Relations..................................................14
  2.20. Change of Control...................................................15
  2.21. Real Property:......................................................15
  2.22. Environmental.......................................................15
  2.23. Permits.............................................................17
  2.24. Accounts Receivable.................................................17
  2.25. Powers of Attorney..................................................17
  2.26. Insurance...........................................................17
  2.27. Brokers' Fees.......................................................18
  2.28. Books and Records...................................................18
  2.29. Customers and Suppliers.............................................18
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE BUYER....................19
  3.1.  Organization........................................................19
  3.2.  Capitalization of the Buyer.........................................19
  3.3.  Authority...........................................................19
  3.4.  Litigation..........................................................19
  3.5.  Reports and Financial Statements....................................20
  3.6.  No Material Adverse Change..........................................20
  3.7.  Brokers' Fees.......................................................20
  3.8.  Employee Options....................................................21
ARTICLE IV. COVENANTS OF THE COMPANY AND THE SELLER.........................21
  4.1.  Conduct of Business.................................................21
  4.2.  Consents............................................................24
  4.3.  Best Efforts........................................................24
  4.4.  Retention of Seller.................................................24
  4.5.  Retention of Company Assets.........................................24
ARTICLE V. COVENANTS OF THE BUYER...........................................24
  5.1.  Breach of Representations and Warranties............................24
  5.2.  Consents............................................................24
  5.3.  Best Efforts........................................................24
ARTICLE VI. ADDITIONAL AGREEMENTS...........................................25
  6.1.  Shareholders'.......................................................25
  6.2.  Access to Information...............................................25
  6.3.  Governmental Filings................................................25
  6.4.  Employees...........................................................26
  6.6.  No Public Announcements.............................................26
  6.7.  Company.............................................................27
  6.8.  Standstill Agreement................................................27
  6.9.  Seller No Hire Agreement............................................27
  6.10. Buyer No Hire Agreement.............................................27
  6.11. Company Financial Statements........................................27
  6.12. Section 338 Election................................................27
  6.13. Sales Tax...........................................................27
  6.14. License Grants to Buyer.............................................27
ARTICLE VII. CONDITIONS PRECEDENT AND POST-CLOSING COVENANTS................28
  7.1.  Conditions to Each Party's..........................................28
  7.2.  Conditions to Obligations of the....................................29
  7.3.  Conditions to Obligation of the Seller and the Company..............30
  7.4.  Post-Closing Covenants..............................................31
ARTICLE VIII. INDEMNIFICATION...............................................33
  8.1.  Indemnity...........................................................33
  8.2.  Indemnity by Buyer..................................................34
  8.3.  Claims for Indemnification..........................................34
  8.4.  Defense by the Indemnifying Party...................................35
  8.5.  Survival of Representations; Claims for Indemnification.............35
  8.6.  Limitations.........................................................35
  8.7.  Exclusion...........................................................35
ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER...............................35
  9.1.  Termination.........................................................35
  9.2.  Effect of Termination...............................................36
  9.3.  Amendment...........................................................36
  9.4.  Extension, Waiver...................................................36
ARTICLE X. GENERAL PROVISIONS...............................................36
  10.1. Notices.............................................................36
  10.2. Interpretation......................................................38
  10.3. Counterparts........................................................38
  10.4. Miscellaneous.......................................................38
  10.5. Assignment..........................................................38
  10.6. Governing Law.......................................................38
  10.7. Language of Contract................................................38

                             INDEX OF DEFINED TERMS


Term                                                              Where Defined


Acquisition Transaction............................................4.1.5
Agreement.......................................................Preamble
Amalgamated Subsidiary.............................................7.1.4
Assets..............................................................2.13
Breach of Warranty...................................................8.1
Business Condition...................................................2.1
Buyer...........................................................Preamble
Buyer Common Stock...................................................1.4
Buyer Disclosure Schedule............................................3.3
Buyer Field.........................................................2.17
Buyer Reports........................................................3.5
Buyer's Most Recent Fiscal Period End................................3.5
Cancelled Employee Option Shares...................................7.4.1
Charter Documents....................................................2.1
Closing..............................................................1.1
Closing Date.........................................................1.7
Code................................................................2.11
Combination Agreement................................................6.7
Common Share....................................................Recitals
Company.........................................................Preamble
Company Assets......................................................2.13
Company Employees...................................................2.10
Company IP Assets...................................................2.17
Company Patents.....................................................2.17
Company Products....................................................2.17
Company Technology..................................................2.17
Company Trademarks..................................................2.17
Company Voting Debt..................................................2.2
Confidentiality Agreement............................................6.2
Consents.............................................................2.3
Contaminant.........................................................2.22
Contractor..........................................................2.10
Current Seller Products.............................................2.17
Deemed Company Employees............................................2.10
Director..........................................................7.2.11
Disclosure Schedule...........................................Article II
Employee Options..................................................1.6(a)
Employees...........................................................2.10
Encumbrances.........................................................2.2
Environmental Laws..................................................2.22
ERISA...............................................................2.11
ERISA Affiliate.....................................................2.11
Exchange Act.........................................................3.5
Exchangeable Shares.............................................Recitals
Financial Statements.................................................2.4
GAAP.................................................................2.4
Governmental Entity..................................................2.3
H&Q..................................................................3.7
HSR Act..............................................................2.3
Indemnified Party....................................................8.3
Intercompany Agreement...........................................2.14(j)
IP Encumbrance Exceptions...........................................2.13
Liabilities..........................................................2.8
Losses...............................................................8.1
Minister..........................................................7.2.12
Most Recent Balance Sheet............................................2.4
Most Recent Fiscal Period End........................................2.4
New Exchangeable Shares............................................7.1.4
Non-Option Shares.................................................1.6(a)
Note.................................................................1.4
Order...............................................................2.22
Ordinary Course of Business..........................................2.7
Permit..............................................................2.22
Permitted Sublicensees..............................................2.17
Plan................................................................2.11
Prospects............................................................2.1
Reorganization.....................................................7.1.4
Required Statutory Approvals.........................................2.3
Retained Assets.....................................................2.13
Return Periods......................................................2.15
Seller..........................................................Preamble
Seller Assets.......................................................2.13
Seller Licensed Patents.............................................2.17
Seller Licensed Technology..........................................2.17
Seller Options.......................................................2.2
Seller Products.....................................................2.17
Seller Transferred IP Assets........................................2.17
Seller Transferred Patents..........................................2.17
Seller Transferred Technology.......................................2.17
Seller Transferred Trademarks.......................................2.17
Shareholder Voting Agreement.........................................1.5
Shareholder Affiliate................................................1.1
Softimage Shares...................................................7.1.4
Subsidiary...........................................................1.1
Tax.................................................................2.15
Taxes...............................................................2.15
Technology..........................................................2.17
Third Party Technology..............................................2.17
Threshold Amount.....................................................8.6
Threshold Number..................................................1.6(b)
Unrestricted Employees...............................................6.4
Vesting Date......................................................1.6(a)
Violation............................................................2.3
Warrant..............................................................1.4

                           EXHIBIT AND SCHEDULE INDEX


Exhibit 1.4A                     Common Stock Purchase Warrant
Exhibit 1.4B                     Promissory Note
Exhibit 7.3.4                    Registration Rights Agreement

I                                Disclosure Schedule
II                               Buyer Disclosure Schedule

                       STOCK AND ASSET PURCHASE AGREEMENT



      Stock And Asset Purchase Agreement, Dated as of June 15, 1998 (this "Agreement"), by and among Microsoft Corporation, a corporation incorporated under the laws of Washington ("Seller"), Softimage, Inc., a company incorporated under the laws of Quebec ("Company") and Avid Technology, Inc., a corporation incorporated under the laws of Delaware ("Buyer").

                                    RECITALS

      The Seller owns (i) one common share (the "Common Share") of the Company, such Common Share being the only issued and outstanding share of capital stock of the Company (other than the Exchangeable Shares, as hereinafter defined), and
(ii) the Seller Assets, as defined in Section 2.13.

      The Buyer desires to purchase (either directly and/or through its designee), and the Seller desires to sell, the Softimage Shares (as defined in
Section 7.1.4), and the Seller Assets (as defined in Section 2.13) and to acquire certain license rights from the Seller for the consideration set forth below, subject to the terms and conditions of this Agreement.

      The Board of Directors of the Company has agreed to call a meeting of its shareholders, including the holders of Exchangeable Shares of the Company outstanding on the date hereof (the "Exchangeable Shares"), to obtain any approvals required in connection with the transactions contemplated hereby.

      Intending to Be Legally Bound, and in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the Seller, the Company and the Buyer hereby agree as follows:

                                   GENERAL I.

1.1. Purchase of the Softimage Shares. At the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall, or shall cause its affiliate ("Shareholder Affiliate") to, sell, transfer, convey, assign and deliver to the Buyer (or its designee), and the Buyer (or its designee) shall purchase, acquire and accept the Softimage Shares from the Seller. At the Closing, the Seller shall deliver to the Buyer (or its designee) certificates evidencing all of the issued and outstanding Softimage Shares duly endorsed in blank or with duly executed stock powers. As used herein, "Subsidiary" of any party means a corporation or other entity of which such party directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the Board of Directors or other managers of such corporation or other entity.

1.2. Purchase of the Seller Assets. The Seller shall sell, transfer, convey, assign and deliver to the Buyer (or its designee), and the Buyer (or its designee) shall purchase, acquire and accept from the Seller all right, title and interest in and to the Seller Assets. 1.3. Further Assurances. At any time and from time to time after the Closing, at the Buyer's reasonable request and without further consideration, the Seller shall promptly execute and deliver, or cause to be executed and delivered, such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer (or its designee) may reasonably request, more effectively to transfer, convey and assign to the Buyer (or its designee), and to confirm the Buyer's (or its designee's) title to, all of the Softimage Shares and Seller Assets, to put the Buyer (or its designee) in actual possession and operating control of the assets, properties and business of the Company and to carry out the purpose and intent of this Agreement. 1.4. Purchase Price. At the Closing, the Buyer (or its designee) shall deliver to the Seller or its designee (i) the sum of Seventy Nine Million Dollars ($79,000,000) in cash, by cashier's or certified check or by wire transfer of immediately available funds to an account designated by the Seller; (ii) a warrant to purchase 1,155,235 shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") at an exercise price of $47.65 per share, substantially in the form attached hereto as Exhibit 1.4A (the "Warrant"); (iii) 2,344,490 shares of Buyer Common Stock, subject to adjustment pursuant to Section 1.6(b) herein; and (iv) a Promissory Note in the principal amount of Five Million Dollars ($5,000,000), subject to adjustment pursuant to
Section 1.6(b) herein, substantially in the form attached hereto as Exhibit 1.4B (the "Note"). Unless otherwise specified herein, all currency amounts stated herein shall mean U.S. Dollars. 1.5. Shareholder Voting Agreement. Contemporaneously with the execution of this Agreement, a shareholder voting agreement in the form attached as Exhibit 1.5 (the "Shareholder Voting Agreement" ) shall be executed with Daniel Langlois pursuant to which he shall, among other things, agree to vote in favor of the Reorganization and against other Acquisition Transactions (as defined in Section 4.1.5) all Exchangeable Shares over which he exercises voting power. 1.6. Employee Options. (a) As soon as practicable after the Closing, subject to any necessary approvals of the Quebec Securities Commission, the Buyer shall issue options (the "Employee Options") to purchase up to 1,911,846 shares of Buyer Common Stock at an exercise price of $0.01 per share to each of the employees of the Company listed on Schedule 1.6, each such option to become exercisable in increments on the dates set forth on Schedule 1.6 (each such date, a "Vesting Date"); provided that no Employee Option shall be issued: (i) to any person listed on Schedule
1.6 who shall not be an employee of the Company or Buyer immediately after the Closing, or (ii) to the extent that a Vesting Date, with respect to an Employee Option, has occurred prior to the Closing Date. Shares of Buyer Common Stock that would have been subject to an Employee Option but for the effect of clause
(i) or (ii) of the preceding sentence, are hereinafter referred to as "Non-Option Shares." (b) The number of shares of Buyer Common Stock to be issued to the Seller at the Closing pursuant to clause (iii) of Section 1.4 shall be increased by the number of Non-Option Shares or 1,000,000 (the "Threshold Number"), whichever is less. If the number of Non-Option Shares exceeds the Threshold Number, the principal amount of the Note shall be increased by $39.71 for every Non-Option Share in excess of the Threshold Number. Closing and Closing Date. The Closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or such other place as the parties hereto may agree on or prior to the fifth business day after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VII that by their terms are not to occur prior to the Closing and not later than seven days after the completion of the Reorganization (the "Closing Date").

1.7. Purchase Price Allocation. Prior to the Closing, the Buyer and Seller shall mutually agree on the allocation of the purchase price.

1.8.  Elimination  and  Settlement  of  Intercompany  Accounts;  Cash  Balances.
Immediately prior to the Closing, all intercompany accounts between (i) the Company and (ii) the Seller and any of its Subsidiaries shall be eliminated and the Company shall have no further liability to the Seller or its Subsidiaries with respect thereto. In addition, immediately prior to the Closing, the Company shall pay to the Seller an amount equal to the cash balances of the Company immediately prior to the Closing less any amounts required to be paid or remitted by the Company after the Closing Date in respect of taxes collected, withheld or payable by the Company for any period, or portion thereof, up to the Closing Date. 1.9. Contemporaneous Transactions. The parties hereby agree that each of the transactions contemplated by this Agreement to be performed at Closing that is in fact consummated will, to the extent permitted by applicable law and not otherwise provided for herein, be deemed to have been consummated substantially contemporaneously with the other transactions that are in fact consummated in connection with this Agreement.

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER

      Each of the Seller and the Company, jointly and severally, represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Article II only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other paragraphs. All references to knowledge of the Company or management of the Company shall also be deemed to refer, respectively, to knowledge of the Seller or management of the Seller.

2.1. Organization, Qualification and Corporate Power The Company has no Subsidiaries. The Company is a company or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of the Company. The Company has delivered to the Buyer complete and correct copies of the articles, certificates and bylaws and/or other primary charter and organizational documents (collectively, the "Charter Documents") of the Company as amended to the date hereof. As used in this Agreement, "Business Condition" with respect to any entity shall mean the business, financial condition, results of operations, prospects and assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity and its Subsidiaries taken as a whole. As used in this Agreement with respect to any party, "prospects" shall mean events, conditions, facts or developments which are known to such party and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by such party.

2.2. Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares, no par value, of which one share is issued and outstanding on the date hereof and held of record and beneficially by the Seller (or its designee); an unlimited number of Preference Shares issuable in one or more series, of which none are outstanding on the date hereof; and an unlimited number of Exchangeable Shares, of which 539,429 are issued and outstanding on the date hereof and held of record and beneficially by the holders, and in the respective amounts, set forth on Schedule 2.2(a). No shares are held by the Company in its treasury. The sole outstanding Common Share of the Company has been, and upon issuance to the Seller the Softimage Shares shall be (i) free and clear of all claims, liabilities, liens, pledges, charges, encumbrances, equities of any kind, restrictions or prior assignments
(collectively, "Encumbrances") and (ii) validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which the Company or the Seller or any of its Subsidiaries is a party or by which the Company or the Seller or any of its Subsidiaries may be bound. Section 2.2(b) of the Disclosure Schedule sets forth a complete and accurate list of all Employees (as defined in Section 2.10) who hold options to purchase shares of common stock of the Seller ("Seller Options"), including the number of shares of the Seller's common stock issuable under, and the vesting schedule of, each such Seller Option. The Seller Options do not constitute obligations of the Company and there are not, and there shall not be at the time of Closing, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character to which the Company is a party or by which it may be bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. The Company does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote with holders of Common Shares on any matter, or any securities exercisable for or convertible into securities having such voting rights (the "Company Voting Debt").

2.3. Authority The Company and the Seller have all requisite corporate power and authority to enter into this Agreement and, subject to approval of the Reorganization by the holders of Exchangeable Shares and any Required Statutory Approvals (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery by each of the Company and the Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Seller, including the approval of the Board of Directors of the Company subject only to the due approval of the Reorganization and other transactions contemplated hereby by the holders of the Exchangeable Shares. This Agreement has been duly executed and delivered by the Company and the Seller and constitutes the valid and binding obligations of the Company and the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to (i) the Charter Documents of the Seller or the Company, (ii) except as set forth in Section 2.3 of the Disclosure Schedule, any loan or credit agreement, instrument, note, bond, mortgage, indenture, contract, license, lease or other agreement applicable to the Seller, any of its Subsidiaries, the Company or its properties or assets, or (iii) any statute, law, ordinance, permit, concession, franchise, judgment, order, decree, rule or regulation applicable to the Seller, any of its Subsidiaries, the Company or its properties or assets, other than, in the case of (ii) and (iii), any such Violation which individually or together with other Violations would not have a material adverse effect on the Business Condition of the Company. No consent, approval, order or authorization of or registration, declaration or filing with, or exemption by (collectively "Consents"), any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), is required in connection with the execution and delivery of this Agreement by the Seller or the Company or the consummation by the Seller or the Company of the transactions contemplated hereby, except for Consents, if any, relating to (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the Investment Canada Act, (iii) the Competition Act (Canada), and (iv) the Quebec Securities Commission's approval of the issuance of the Employee Options (the filings and approvals referred to in clauses (i) through (iv) being collectively referred to as the "Required Statutory Approvals") and except for such other Consents which if not obtained or given would not have a material adverse effect on the Business Condition of the Company.

2.4. Financial Statements The Company has provided to the Buyer (a) the unaudited balance sheets and statements of income for each of the last three fiscal years for the Company; and (b) the unaudited balance sheet (the "Most Recent Balance Sheet") and statement of income as of and for the nine months ended as of March 31, 1998 (the "Most Recent Fiscal Period End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which are not material) and do not include footnotes.

2.5. No Defaults The Company is not, and has not received any notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) the Charter Documents of the Company; (ii) any judgment, decree or order applicable to the Company; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which the Company is now a party or by which it or any of its properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of the Company.

2.6. Litigation There is no claim, action, suit or proceeding pending or threatened, in writing, other than the intellectual property claims listed in
Section 2.17 of the Disclosure Schedule, which would, if adversely determined, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of the Company threatened, against the Company, before any Governmental Entity. The Disclosure Schedule sets forth, with respect to each pending action, suit, proceeding or investigation to which the Company is a party that involves claims reasonably expected to exceed $100,000, and with respect to each, sets forth the forum, the parties, the subject matter and the amount of damages claimed.

2.7. No Material Adverse Change Since the Most Recent Fiscal Period End, the Company has conducted its business in the ordinary course consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") and there has not occurred: (i) any material adverse change in the Business Condition of the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business Condition of the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the capital shares of the Company; (iv) any increase or change in the compensation or benefits payable or to become payable by the Company to any of its employees, consultants or contractors, except increases in employee base pay in the Ordinary Course of Business; (v) any acquisition or sale of a material amount of property of the Company, except in the Ordinary Course of Business; or (vi) any increase or other modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted shares awards or share appreciation rights) made to, for, or with any of its employees, except increases in such employees' base pay in the Ordinary Course of Business consistent with the Company's past practice.

2.8. Absence of Undisclosed Liabilities The Company has no liabilities or obligations (whether absolute, accrued or contingent) except (i) liabilities, obligations or contingencies ("Liabilities") that are accrued or reserved against in the Most Recent Balance Sheet or (ii) additional Liabilities reserved against since the Most Recent Fiscal Period End that: (x) have arisen in the Ordinary Course of Business; (y) are accrued or reserved against on the books and records of the Company; and (z) amount in the aggregate to less than $1,500,000.

2.9. No Violations. The business of the Company is not being conducted in violation of any applicable law, rule or regulation, judgment, decree or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a material adverse effect on the Business Condition of the Company.

2.10. Employees and Others. Section 2.10(a) of the Disclosure Schedule contains a list of all employees of the Company (the "Company Employees"), along with their respective positions and annual or other rates of compensation. Section 2.10(b) of the Disclosure Schedule contains a list of all employees of the Seller or any Subsidiary of the Seller whose primary responsibility is to provide services to the Company or otherwise participate in or contribute to the business of the Company as presently conducted or proposed to be conducted (the "Deemed Company Employees" and, together with the Company Employees, the "Employees"). Each Employee, and each consultant or contractor of the Company or the Seller who has provided any substantive intellectual property service with respect to any Company IP Assets (defined in Section 2.17) or Seller Transferred IP Assets (as defined in Section 2.17) (each, a "Contractor"), has entered into a confidentiality and assignment of inventions agreement with the Company or the Seller, a copy of the form of which has previously been delivered to the Buyer.
Section 2.10(c) of the Disclosure Schedule lists all Employees and all current Contractors. No Employee or group of Employees has provided the Company with written notice which indicates his or her intent to terminate employment with the Company, the Seller or any of its Subsidiaries, as the case may be, other than the Unrestricted Employees (as hereinafter defined), as to which no representation or warranty is made, and other than such as individually or in the aggregate would not have a material adverse effect on the Business Condition of the Company. The Company is not a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither the Seller nor the Company is aware of any organizational effort being made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to any of the Employees. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due from the Company under any Plan (as hereinafter defined), agreement or otherwise, to any director of the Company or Employee, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.11. Employee Benefit Plans. Except as disclosed in Section 2.11 of the Disclosure Schedule, the Company does not have in effect and has not announced or proposed to have in effect any bonus, deferred compensation, pension, profit sharing, retirement, severance, stock option, group insurance, death benefit, welfare or other employee benefit plan, arrangement or policy whether formal or informal (as to any party hereto, a "Plan"), for the benefit of any of the Company Employees or former employees of the Company. Section 2.11 of the Disclosure Schedule contains an accurate and complete description of, and sets forth the annual amount payable pursuant to, each of the Company Plans therein described and the aggregate amounts unpaid under all such Plans as of the dates thereof. Neither the Company nor the Seller has any commitment to create any additional Plan covering any Company Employee. Each of such Plans is in effect and the Company is in compliance with all laws, rules and regulations applicable thereto. All Company Plans have been duly registered where required by, and are in good standing under, all applicable legislation and the Company has fulfilled its funding obligations under all such Plans. For each current Company Plan under which benefits may be due to, or liabilities may exist in respect of Employees or former employees of the Company, the Company and the Seller have delivered to the Buyer accurate and complete copies, to the extent they exist, of (i) all currently applicable Plan texts and agreements; (ii) all summary Plan descriptions and material employee communications; (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of Plan assets; and
(v) the most recent actuarial valuation. Each Plan has been administered substantially in accordance with its terms. All material reports, returns and similar documents with respect to the Plans required to be filed with any Governmental Entity or distributed to any Plan participant have been duly and timely filed or distributed. To the Company's knowledge, there are no pending investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Plans), suits or proceedings against or involving any Plan or asserting any rights or claims to benefits under any Plan that could give rise to any material liability to the Company. To the extent applicable, the Plans comply, in all material respects, with the requirements of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the Company's knowledge, nothing has occurred to cause the loss of such qualified status. No Plan is covered by Title IV of ERISA or
Section 412 of the Code. To the Company's knowledge, there are no pending or anticipated material claims against or otherwise involving any of the Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any such Plan. All material contributions, reserves or premium payments, required to be made as of the date hereof to the Plans have been made or provided for. Neither the Company nor the Seller has incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any single-employer plan currently or formerly maintained by the Company or any entity (hereinafter, "ERISA Affiliate") which is or was ever considered one employer with the Company for purposes of Title IV of ERISA. Neither the Company nor any ERISA Affiliate that is operating or has operated within the United States has ever been obligated to contribute to a multiemployer plan. The Company has no obligations for retiree health and life benefits under any Plan and there are no restrictions on the rights of the Company to amend or terminate any Company Plan without incurring any liability thereunder and no act or omission has occurred and no condition exists that will result in any tax, excise tax, penalty or other liability to the Company with respect to any employee benefit plan ever maintained by an ERISA Affiliate. Neither the Company nor the Buyer shall incur any liability under any Plan in connection with the Deemed Company Employees.

2.12. Product Warranty. No product manufactured, sold, leased, licensed or delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of license, sale or lease, which are set forth in Section 2.12 of the Disclosure Schedule. Section 2.12 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company in fulfilling its obligations under any guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company is not aware of any product defect that could result in a significant increase in such expenses as a percentage of sales in the future.

2.13. Assets. (i) The Company IP Assets, (ii) other assets owned or leased by the Company (collectively, with the Company IP Assets, the "Company Assets"),
(iii) the Seller Transferred IP Assets, and (iv) all material personal property owned or leased by the Seller or any of its Subsidiaries which is used primarily in the business of the Company (collectively, with the Seller Transferred IP Assets, the "Seller Assets"), including the assets listed on Schedule 2.13A and assets, including computer and other personal property, used by the Deemed Company Employees primarily in the business of the Company (the assets described in clauses (i) through (iv) being referred to collectively herein as the "Assets"), the Seller Licensed Technology, the Seller Licensed Patents, the Third Party Technology and software of the Seller widely available for under $1,000 are all of the assets necessary for the conduct of the Company's business as presently conducted except for third party patents (other than the patents owned by Lex Computer and Management Corp. referred to in Section 2.17) and third party trademarks. Section 2.13B of the Disclosure Schedule sets forth a list of certain personal property currently owned or possessed by the Company but which will be retained by the Seller (the "Retained Assets") and not included as Company Assets, Seller Assets or Assets at Closing. Each Asset (exclusive of any software that is in development) is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. The Company is, and at the Closing will be, the true and lawful owner of the Company Assets (other than the leased Company Assets), with valid title thereto, free and clear of any Encumbrance (subject to any patent cross licenses of the Seller and any prior licenses granted by the Seller or the Company in connection with the distribution of products of the Seller or the Company in the Ordinary Course of Business (the "IP Encumbrance Exceptions"). The Seller is, and at the Closing will be, the true and lawful owner of the Seller Assets (other than the leased Seller Assets). The Seller has, and at the Closing will have, the right to sell and transfer to the Company, the Buyer and/or the Buyer's designee valid title to the Seller Assets, free and clear of any Encumbrance (subject to the IP Encumbrance Exceptions). The delivery to the Company, the Buyer or the Buyer's designee of the instruments of transfer of ownership contemplated by this Agreement with respect to the Seller Assets will vest valid title to the Seller Assets free and clear of any Encumbrance (subject to the IP Encumbrance Exceptions).

2.14. Major Contracts. Except as otherwise disclosed in Section 2.14 of the Disclosure Schedule neither the Company nor, for purposes of paragraphs (a) and
(b) below, the Seller, is a party to or subject to:


(a) Any employment or services contract or arrangement providing for future compensation, written or oral, with any Employee or director of the Company which (i) exceeds $100,000 per annum, and (ii) is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination; (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, or the like exceeding $100,000; (c) Any joint venture agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of profits of $100,000 or more to other persons; (d) Any original equipment manufacturer agreement, distribution agreement, volume purchase agreement or manufacturing agreement, written or oral, in which the amount involved exceeds annually $100,000, or is expected to exceed in the aggregate over the life of the agreement, $1,000,000 or pursuant to which the Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory; (e) Any lease for immovable (or real) property or moveable (or personal) property in which the amount of payments which the Company is required to make on an annual basis exceeds $150,000; (f) Any material agreement, license, franchise, permit, indenture or authorization
(other than one which has been terminated or performed in its entirety and not renewed) which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the approval of the Reorganization or the consummation of the transactions contemplated hereby or thereby; (g) Except for trade indebtedness and intercompany debt between the Seller and the Company incurred in the Ordinary Course of Business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of $100,000 or more; (h) Any material license agreement, either as licensor or licensee (excluding nonexclusive hardware and software licenses granted to customers or end-users in the Ordinary Course of Business); (i) Any contract containing covenants purporting to limit the Company's freedom to compete in any line of business or market segment in any geographic area; or (j) Any agreement or other arrangement with the Seller or any of the Seller's Subsidiaries, other than the License and Services Agreement dated as of June 27, 1994 between the Company and the Seller (the "Intercompany Agreement").

      All contracts, plans, arrangements, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments listed in the Disclosure Schedule pursuant to this Section 2.14 are valid and in full force and effect; the Company has not, nor to the knowledge of the Company has any other party thereto, breached any material provisions thereof; and the Company is not in default in any material respect under the terms thereof.

2.15. Taxes. The Company has duly and timely filed (or caused to be filed) all tax returns, reports and information statements required to be filed by it under United States or Canadian federal, provincial, state or local laws or any other laws, which returns, reports and statements are true, correct and complete in all material respects. All taxes of the Company required to be paid in respect of the periods covered by such returns ("Return Periods") have either been paid or fully accrued on the books of the Company. There is no material difference between the amounts of the book basis and the tax basis of any assets of the
Company that is not reflected in an appropriate accrual of deferred tax liability on the books of the Company. Section 2.15 of the Disclosure Schedule accurately sets forth the last year for which the Company's U.S. federal or state or Canadian federal or provincial income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service or Revenue Canada and any applicable provincial, state or local agencies. Except as set forth in Section 2.15 of the Disclosure Schedule, (i) the Company has not been the subject of any audit, tax investigation, assessment or reassessment, and (ii) the Company is not aware of any proposed, pending or threatened assessment, reassessment or tax investigation. For the purposes of this Agreement, the terms "tax" and "taxes" shall include all United States and Canadian federal, provincial, state, local or foreign (other than United States or Canada) taxes, assessments, duties, tariffs, including without limitation all income, franchise, property, production, sales, use, payroll, license, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. The Company will provide the Buyer or its designated representative true and correct copies of all tax returns that have been filed by the Company, information statements, reports and work papers as requested by the Buyer, other than documents subject to a privilege. The Company has also provided all other tax data in its possession reasonably requested by the Buyer in writing.

      There are no liens for taxes upon the assets of the Company, the Seller Assets except for taxes that are not yet payable. Except as set forth in Section
2.15 of the Disclosure Schedule, the Company has not entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or tax returns. The Company has withheld and paid over to the proper taxing authority all taxes required to be withheld in respect of wages, salaries and other payments to all employees, consultants, contractors, officers and directors and persons that are not Canadian residents. The Company has timely remitted to the appropriate tax authority all amounts collected by it on account of Goods and Services Taxes (as defined under the Excise Tax Act (Canada)), Quebec Sales Tax (as defined in the Act respecting the Quebec Sales Tax) and any retail sales tax. The Company has never been, and is not now, a party to any tax sharing or tax allocation agreement and has no liability for the tax obligations of any other entity.

2.16. Interests of Officers. None of the Seller's or the Company's officers or directors has any material interest in any of the Assets, including without limitation, any invention, copyright, trademark or trade name, used in or pertaining to the business of the Company or any supplier, distributor or customer of the Company.

2.17. Technology. The following capitalized terms shall have the respective meanings ascribed to them below:

      "Technology" means copyrights, mask works and applications and registrations for any of the foregoing, as well as trade secrets, schematics, technology, know-how, computer software, programs, tangible and intangible proprietary information and materials and all other intellectual property rights other than patents, patent applications, trademarks, service marks, trade names, and domain names.

      "Company Technology" means any and all Technology owned by the Company.

      "Company Patents" means the patents and patent applications owned by Company as identified in Section 2.17A of the Disclosure Schedule.

      "Company Trademarks" means the trademarks, service marks, trade names, and domain names owned by the Company as identified in Section 2.17B of the Disclosure Schedule.

      "Seller Transferred Technology" means any and all Technology owned by Seller immediately prior to Closing and (1) authored or otherwise developed by:
(a) employees, contractors and/or consultants of Company; (b) Seller's employees, contractors and/or consultants while such employees, contractors and/or consultants were: (i) working on Company premises, (ii) working on the development or support of Company Products, or (iii) otherwise authorized to act and acting on behalf of the Company; or (2) purchased by Seller prior to the Closing Date for use solely in Company Products.

      "Seller Transferred Patents" means the Seller owned patents, patent applications and inventions of the Company or Seller conceived by employees, contractors or consultants of the Company prior to the Closing and sold to Buyer pursuant to this Agreement. The aforementioned patents and patent applications are identified in Section 2.17C of the Disclosure Schedule.

      "Seller Transferred Trademarks" means the Seller owned trademarks, service marks, trade names, and domain names to be sold to Buyer as identified in
Section 2.17D of the Disclosure Schedule.

      "Seller  Licensed   Technology"  means  the  Seller  owned  or  licensable
Technology set forth in Section 2.17E of the Disclosure Schedule.

      "Seller Licensed Patents" means any claims in patent applications and patents owned or licensable (without the payment of further compensation or other obligations that cannot be fulfilled by Buyer) by Seller as of the Closing Date which claims read on Company's Products.

      "Company Products" means (i) any and all products and services created or under development, as of the date of Closing, by or for Company or its Subsidiaries; and (ii) any and all products and services marketed, distributed and/or licensed by or for Company or its Subsidiaries, as of the date of Closing, under any of their trademarks or trade names.

      "Third Party Technology" means the Technology and other intellectual property set forth in Section 2.17F of the Disclosure Schedule which Technology and intellectual property is (i) contained in Company's Products, and (ii) owned or controlled by third parties. "Seller Products" means (i) any and all existing and future products and services created, or under development, by or for Seller or its Subsidiaries; and (ii) any and all existing and future products and services marketed, distributed and/or licensed by or for Seller or its Subsidiaries, under any of their trademarks or trade names. For the avoidance of doubt, Company shall not constitute a Subsidiary of Seller for purposes of this Agreement.

      "Current Seller Products" means those Seller Products that are in beta or final release form immediately prior to Closing.

      "Buyer Field" means systems,  processes and software primarily relating to
(i) the capture, creation, manipulation, and/or management of film, video or other motion images or audio (including, without limitation, still-frame images intended to be used in motion images); (ii) storage, transmission or display of film, video or other motion images or audio in connection with any of the functions of (i) above or (iii) news or broadcast production. Examples of products which may include such systems, processes and software are (i) the following Avid products: Media Composer, Film Composer, Avid Xpress for Macintosh, MCXpress for Windows NT, Avid Cinema, Media Illusion, Matador, Elastic Reality, NewsCutter, Airplay, Media Server, Avid News, Pro Tools, AudioMedia, and Audio Vision; and the following Company Products: SOFTIMAGE/DS, SOFTIMAGE/3D, SOFTIMAGE/3D-EXTREME, TOONZ and SOFTIMAGE/EDDIE.

      Immediately following the Closing, the Company, the Buyer and/or the Buyer's designees shall (i) own exclusively all right, title and interest in and to all Company IP Assets (as defined below) and all Seller Transferred IP Assets (as defined below) free and clear of any Encumbrance (subject to the IP Encumbrance Exceptions) and (ii) except as provided in Section 2.17G of the Disclosure Schedule enjoy all rights to Third Party Technology which any of the Company, the Seller or its Subsidiaries has or shall have acquired prior to the Closing. As a result of such ownership and enjoyment of license rights, immediately following the Closing, the Company and the Buyer shall own or hold a license to all Technology necessary, except as provided in Section 2.17H of the Disclosure Schedule and except for patents owned by third parties, to carry on the business of the Company as previously or currently operated or contemplated by the Seller or the Company to be operated in the future.

      Section 2.17A of the Disclosure Schedule lists all patents owned by the Company; Section 2.17B lists all trademarks, trade names, service marks, domain names and any registrations and applications for the foregoing owned by the Company; Section 2.17I lists all registered copyrights and the applications for registered copyrights owned by the Company; Section 2.17C of the Disclosure Schedule lists all patents and patent applications which have been applied for in the names of employees, contractors or consultants of the Company prior to the Closing; Section 2.17D of the Disclosure Schedule lists all trademarks, service marks, trade names and domain names owned by the Seller and used primarily in Company Products; Section 2.17J of the Disclosure Schedule lists all registered copyrights and applications for registered copyrights included in the Seller Transferred Technology; and Section 2.17E lists all Seller Licensed Technology being licensed to the Buyer under this Agreement. Section 2.17K of the Disclosure Schedule lists (i) all of the Company's currently marketed (directly or indirectly) products; and (ii) all material licenses, sublicenses and other agreements relating to Third-Party Technology, including the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Seller nor the Company is, or as a result of the execution and delivery of this Agreement or performance of their respective obligations hereunder will be, in violation of any material license, sublicense or agreement described in Section 2.17K of the Disclosure Schedule. With respect to the Company Technology, Company Patents and Company Trademarks (the "Company IP Assets") and the Seller Transferred Technology, Seller Transferred Patents and Seller Transferred Trademarks (the "Seller Transferred IP Assets"), the Company, in the case of the Company IP Assets, and the Seller, in the case of the Seller Transferred IP Assets, is the sole and exclusive owner of, with all right, title, and interest in and to (free and clear of any Encumbrance (subject to the IP Encumbrance Exceptions)) such Company IP Assets or Seller Transferred IP Assets, as the case may be, and has sole and exclusive rights (subject to the IP Encumbrance Exceptions) (and is not contractually obligated to pay any compensation to any third party in respect thereof) for the use thereof in connection with the Company Products in respect of which such Company IP Assets or Seller Transferred IP Assets are being used. The Company Technology, the Seller Transferred Technology, and the Company Products do not infringe or misappropriate the intellectual property rights or any other right or interest (other than patent or trademark rights) of any person or entity. Except as set forth in Section 2.17L of the Disclosure Schedule neither the Seller nor Company has received any written claim (i) that the Company Technology, the Seller Transferred Technology, the Company Trademarks, the Seller Transferred Trademarks or any Company Products infringe or misappropriate any intellectual property right or any other right or interest of any person or entity, or (ii) challenging the ownership, validity or effectiveness of any intellectual property right related to the Company Products, proposed products, Company Technology or Seller Transferred Technology. To the Company's and Seller's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company IP Assets or Seller IP Assets by any third party, employee or former employee other than matters of routine piracy, including those listed on Section 2.17M of the Disclosure Schedule. Each of the Seller and the Company has taken all steps reasonably necessary to protect its right, title and interest in and to, respectively, the Seller IP Assets and the Company IP Assets. Except as set forth in Schedule 2.17H, the Company Assets, the Seller Licensed Technology, the Seller Assets, the Third Party Technology and software of the Seller widely available for under $1,000 constitute all of the Technology necessary to (i) conduct the Company's business as presently conducted and (ii) develop and distribute all products currently being developed by the Company. The Company does not require any additional licenses under U.S. Patent Nos. 4,937,685; 4,939,594; 4,949,193; 4,960,044; and 4,979,050 of Lex
Computer and Management Corp. to exploit any Company Products.

2.18. Softimage Shares. The Seller has valid title to the issued and outstanding Common Share of the Company and, at the Closing, the Seller shall have valid title to the Softimage Shares. At the Closing, the Softimage Shares shall be the only issued and outstanding shares of the capital of the Company and, when transferred to the Buyer pursuant hereto, shall be validly issued, fully paid, non-assessable and free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, Encumbrances, options or any other rights whatsoever.

2.19. Material Relations. To the Company's knowledge, none of the parties to any of the contracts identified in the Disclosure Schedule pursuant to Section 2.14 has terminated, or expressed an intent to materially reduce or terminate the amount of its business with the Company in the future.

2.20. Change of Control At or prior to Closing, each of the Seller and the Company will have taken all action necessary relating to the Seller Options to provide that the occurrence of the transactions contemplated by this Agreement shall not entitle holders thereof to any right to receive any benefit from the Company or the Buyer other than the right to receive an Employee Option.

2.21. Real Property. The Company owns no real property. Section 2.21 of the Disclosure Schedule lists and describes briefly all real property leased or subleased by or to the Company or included in the Seller Assets, and lists the term of such lease, any extension and expansion options and the rent payable thereunder. The Company and the Seller have delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in
Section 2.21 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.21 of the Disclosure Schedule:
     (a)  the lease or sublease is legal, valid, binding, enforceable and in full force and effect;
     (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;
     (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with or without notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;
     (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;
     (e) the Company has not subleased, assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and
     (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.


2.22. Environmental.

     (a) To the best of the Company's knowledge, all property leased or occupied by the Company and the businesses conducted thereon by the Company are in compliance with all Environmental Laws (as hereinafter defined); the Company has accurately disclosed all information and filed all notices or reports required under any Environmental Laws (if any) to the environmental Governmental Entities; the Company is not required to have any Permits (as hereinafter defined) for the operation of its business under Environmental Laws other than those listed in the Disclosure Schedule;
     (b) No Contaminant (as hereinafter defined) has been released into the environment by the Company, or deposited, discharged, placed or disposed of in contravention of any Environmental Laws by the Company at, on or near any property owned, leased or occupied by the Company or, to the best of the Company's knowledge, by any other person, in contravention of any Environmental Law; to the best of the Company's knowledge, no Company property has been used at any time by any person as a landfill or waste disposal site;
     (c) The Company has not used, handled, treated, stored, recycled, transported or disposed of any Contaminant on any property owned, leased or occupied by the Company in contravention of any Environmental Law;
     (d) The Company has not received any written notice, namely a notice of correction, notice of infraction or Order issued under any Environmental Law from any Governmental Entity or court;
     (e) The Company has not received any written claim, demand or suit from any third person alleging that the Company property or the operations or activities carried out thereon is not in compliance with Environmental Laws;
     (f) The Company has not received any written notice of claim or other written notification that it is or may be subject to or responsible for any cleanup  or  other  remediation  of a  Contaminant  present  on any the  Company property;
     (g)  To  the  best  of  the  Company's   knowledge,   there  have  been  no
environmental inspections, investigations, studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos, PCB materials or urea formaldehyde at any property owned, leased or occupied by the Company;
     (h) To the best of the Company's knowledge, there is no asbestos present in any property presently owned, leased or operated by the Company, and no asbestos has been removed from any the Company property while such property was owned, leased or operated by the Company;
     (i) To the best of the Company's knowledge, there is no PCB or urea formaldehyde insulation present on any property presently owned, leased or operated by the Company, whether above ground, underground or within a structure thereon; and
     (j) To the best of the Company's knowledge, there are no underground storage tanks, active or abandoned, on, in or under any property and no underground storage tanks have been closed or removed from any property which are or have been owned, leased or occupied by the Company.

      "Contaminant" means any substance, waste, solid, liquid or gaseous matter deemed hazardous, dangerous or toxic, any hazardous waste, any solid waste, any pollutant or any contaminant under any Environmental Laws.

      "Environmental Laws" means all applicable United States or Canadian federal, provincial, state, municipal, regional or local statute, regulation, Order, bylaw, policy, directive or Permit relating to the environment or its protection, including without limitation, the Environment Quality Act (Quebec) and the Canadian Environmental Protection Act (Canada).

      "Order" means legally binding orders, decisions, directives, declarations, injunctions, decrees, writs, judgments, rulings, awards or the like rendered by any Governmental Entity, court or arbitrator having jurisdiction.

      "Permit" means all permits, licenses, certificates of authorization, authorizations, approvals, consents and the like issued by any Governmental Entity which are held by the Company in connection with the Company property and the business conducted thereon.

2.23. Permits Section 2.23 of the Disclosure Schedule sets forth a list of all Permits. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the Business Condition of the Company. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

2.24. Accounts Receivable. All accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are collectible net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Period End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts, in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

2.25. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

2.26. Insurance. Section 2.26 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is or has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:
     (a)  the name of the insurer, the name of the policyholder and the name of each covered insured;
     (b)  the policy number and the period of coverage;
     (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;
     (d) a description of any retroactive premium adjustments or other loss-sharing arrangements; and
     (e) all pending claims made against such insurance policies. Each such insurance policy is enforceable and in full force and effect; such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect on the date hereof; the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged.

2.27. Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.28. Books and Records. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company.

2.29. Customers and Suppliers. No material supplier of the Company has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to the Company and no material customer of the Company has indicated within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services of the Company. Section 2.29 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than one percent (1%) of the revenues of the Company during the last full fiscal year or the interim period through the Most Recent Fiscal Period End and the amount of revenues attributable to such customer during each such period and (b) each supplier that is the sole supplier of any material product or component to the Company.


                 REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller and the Company as follows:

3.1. Organization The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of the Buyer.

3.2. Capitalization of the Buyer. On the date hereof, the Buyer's authorized capital stock consists of 50,000,000 shares of Buyer Common Stock, and as of the close of business on June 5, 1998, 24,309,004 of such shares were issued and outstanding, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which is issued and outstanding.

3.3. Authority The Buyer has all requisite corporate power and authority to enter into this Agreement. The execution and delivery by the Buyer of this Agreement and the consummation of the agreements contemplated hereby to be entered into by the Buyer have been duly authorized by all necessary corporate action on the part of the Buyer, including the approval of the Board of Directors of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid and binding obligation of the Buyer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any Violation of (i) the Charter Documents of the Buyer, (ii) except as set forth in Section 3.3 of the disclosure schedule provided by the Buyer to the Seller on the date hereof (the "Buyer Disclosure Schedule"), any loan or credit agreement, instrument, note, bond, mortgage, indenture, contract, license, lease or other agreement applicable to the Buyer or its properties or assets, or (iii) any statute, law, ordinance, permit, concession, franchise, judgment, order, decree, rule or regulation applicable to the Buyer or its properties or assets, other than, in the case of (ii) and (iii), any such Violation which individually or together with other Violations would not have a material adverse effect on the Business Condition of the Buyer. No Consent of any Governmental Entity is required in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, except for Consents, if any, relating to Required Statutory Approvals and except for such other Consents which if not obtained or given would not have a material adverse effect on the Business Condition of the Buyer.

3.4. Litigation. Except as set forth in Section 3.4 of the Buyer Disclosure Schedule, there is no claim, action, suit or proceeding pending or, to the knowledge of the Buyer, threatened, which would, if adversely determined, individually or in the aggregate, have a material adverse effect on the Business Condition of the Buyer, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Buyer or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. Except as set forth in Section 3.4 of the Buyer Disclosure Schedule, there is no investigation pending or, to the knowledge of the Buyer threatened, against the Buyer or any Subsidiary of the Buyer, before any Governmental Entity. Section 3.4 of the Buyer Disclosure Schedule sets forth, with respect to any pending action, suit, proceeding, or investigation, other than those disclosed in the Buyer Reports, to which the Buyer or any of its Subsidiaries is a party and which involves claims reasonably expected to exceed $250,000, and with respect to each, sets forth the forum, the parties, the subject, and the amount of damages claimed.

3.5. Reports and Financial Statements. The Buyer has previously furnished to the Seller complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, and (b) all other reports filed by the Buyer under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC since December 31, 1997 (such reports are collectively referred to herein as the "Buyer Reports"), including Buyer's report on Form 10-Q for the quarter ended March 31, 1998 ("Buyer's Most Recent Fiscal Period End"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under
Section 13 of the Exchange Act with the SEC since December 31, 1997. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer and its Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

3.6. No Material Adverse Change. Since the Buyer's Most Recent Fiscal Period End, the Company has conducted its business in the Ordinary Course of Business and there has not occurred: (i) any material adverse change in the Business Condition of the Buyer; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business Condition of the Buyer; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to the capital shares of the Buyer; or (iv) any acquisition or sale of property of the Buyer in excess of $75,000,000, except in the Ordinary Course of Business.

3.7. Brokers' Fees. Other than fees and commission to be paid to Hambrecht & Quist ("H&Q") under the Letter Agreement by and between the Buyer and H&Q dated May 12, 1998, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.8. Employee Options. At the time of issuance of the Employee Options, the Board of Directors of the Buyer will have taken all necessary action to validly authorize the issuance of the Employee Options and to duly reserve from the authorized but unissued shares of Buyer Common Stock the shares of Buyer Common Stock issuable upon exercise of the Employee Options.

                     COVENANTS OF THE COMPANY AND THE SELLER

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company and the Seller agree (except as expressly contemplated by this Agreement or with the Buyer's prior written consent) that:

4.1.  Conduct of Business.

4.1.1 Ordinary Course. The Company shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers, consultants and employees and preserve its relationships with customers, suppliers, distributors and others having business dealings with the Company. The Company shall promptly notify the Buyer of any event or occurrence or emergency not in the Ordinary Course of Business or material and adverse to the Business Condition of the Company. Neither the Company nor the Seller, as the case may be, shall:

     (a) accelerate, amend or change the period of exercisability or vesting of options granted under any Company or Seller stock option plan (including any discretionary acceleration of the exercise periods of the Employee Options) or authorize cash payments in exchange for any options granted under any of such plan;
     (b) in the case of the Company, enter into any commitment or transaction not in the Ordinary Course of Business which (1) is to be performed over a period longer than six months in duration, (2) provides for a purchase of assets for a purchase price in excess of $250,000, or (3) if in effect on the date hereof or at the time of the Closing, would be required to be listed in Section
2.14 of the Disclosure Schedule;
     (c) make any offer, or enter into any agreement, commitment or other transaction, for the hiring of employees, consultants or contractors of the Company, without the prior written consent of the Senior Vice President of Human Resources of the Buyer, who shall respond within three (3) business days after receipt of a written notice of such proposed hire from the Company;
     (d) grant any severance or termination pay to any officer or director or, except as required by law, to any employee of the Company;
     (e) except in the Ordinary Course of Business, transfer to any person or entity any material rights to the Company Assets;
     (f) except in the Ordinary Course of Business and other than transfers between or among the Seller and the Company, transfer to any person or entity any material rights to the Seller Assets;
     (g) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, distribution or manufacturing rights of any type or scope with respect to any hardware or software products of the Company;
     (h) except in the Ordinary Course of Business with prior notice to the Buyer or as expressly contemplated by this Agreement, terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and commitments listed on the Disclosure Schedule pursuant to Section 2.14, or amend or otherwise change the terms thereof; and
     (i) in the case of the Company, commence a lawsuit other than: (i) for the routine collection of bills, (ii) for software piracy, (iii) for a breach of this Agreement; or (iv) in such cases where the Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of the Company's business, provided the Company consults with the Buyer prior to filing such suit.

4.1.2 Dividends; Changes in Shares. The Company shall not (i) declare or pay any dividends on or make other distributions (whether in cash, shares or property) in respect to any of its capital shares, (ii) split, combine or reclassify any of its capital shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for capital shares of the Company other than pursuant to the Reorganization, (iii) repurchase or otherwise acquire, directly or indirectly, any of its capital shares other than those held by Seller, or (iv) propose any of the foregoing.

4.1.3 Issuance of Securities. The Company shall not issue, deliver, or sell, or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any of its capital shares of any class, any Company Voting Debt or any securities convertible into its capital shares or Company Voting Debt, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it to issue any such capital shares, Company Voting Debt or other convertible securities.

4.1.4 Governing Documents. Other than pursuant to the Reorganization, the Company shall not amend its Charter Documents.

4.1.5 Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated pursuant to Section 9.1 hereof, neither the Seller nor the Company shall (and each shall use its best efforts to ensure that none of its shareholders, officers, directors, agents, representatives or affiliates) take or cause or permit any Subsidiary to take, directly or indirectly, any of the following actions with any party other than the Buyer or its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of the Company's business, assets or capital shares, including, without limitation the Common Share held by Seller as of the date hereof, the Softimage Shares and the Assets, whether by arrangement, amalgamation, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"); (ii) disclose any information not customarily disclosed to any person concerning the Company's business or properties or afford to any person or entity access to the Company's properties, books or records, except as required by law or pursuant to a governmental request for information; (iii) enter into or execute any agreement relating to an Acquisition Transaction, plan of reorganization or other agreement calling for the sale of all or any significant part of the Company's business and properties; or (iv) make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction, in each case other than with respect to the Reorganization.

4.1.6 No Acquisitions. Other than pursuant to the Reorganization, the Company shall not acquire or agree to acquire by amalgamation, arrangement, merger or consolidation with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of the Company.

4.1.7 No Dispositions. The Company shall not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release or assign any indebtedness or claim, except in the Ordinary Course of Business consistent with prior practice. Except in the Ordinary Course of Business, the Seller shall not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of the Seller Assets.

4.1.8 Indebtedness. The Company shall not incur any indebtedness for borrowed money from any party other than the Seller by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, including without limitation, pursuant to existing bank credit agreements.

4.1.9 Plans. The Company shall not adopt or amend in any material respect any Plan, or pay any pension or retirement allowance not required by any existing Plan, except for such amendments as may be required for the qualification or continued qualification of such Plan under any applicable statute or regulation. The Company shall not enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors, or employees, or
increase  the  salaries,   wage  rates  or  fringe  benefits  of  its  officers,
consultants or employees other than pursuant to scheduled reviews under the Company's normal compensation review cycle (which review cycle will take place in July 1998 and result in a regular salary adjustment effective in August
1998), in all cases consistent with the Company's existing policies and past practice.

4.1.10 Agreement. Neither the Company nor the Seller, as the case may be, shall agree to take or take any of the actions prohibited by this Section 4.1.

4.1.11 Accounts Payable and Accounts Receivable; Intercompany Arrangements. The Company shall pay all accounts payable and shall collect all accounts receivable in the Ordinary Course of Business and shall not accelerate the collection of any of its accounts receivable or delay the payment of any of its accounts payable.

4.1.12 Breach of Representation and Warranties. Neither the Seller nor the Company will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article II or which would cause any of such representations and warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, the Company shall give detailed notice thereof to the Buyer and both the Company and the Seller will use their best efforts to prevent or promptly remedy such breach or inaccuracy.

4.2. Consents. Each of the Seller and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required with respect to the Company for the consummation of the Reorganization, except such consents and approvals as Seller and the Buyer agree the Company shall not seek to obtain, and Seller will use reasonable efforts to cooperate with the Company and provide assistance in prosecuting such requests.

4.3. Best Efforts. Except matters as to which the Seller or the Company agrees in this Agreement to use reasonable efforts, the Seller and the Company shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Closing under this Agreement.

4.4. Retention of Seller. Neither the Seller nor any of its Subsidiaries shall take any action or omit to take any action, or permit the occurrence of, or enter into any agreements regarding, any such action or omission, which would, or may reasonably be expected to, diminish the Seller's rights in or to the Seller Assets.

4.5. Retention of Company Assets. The Company shall not take any action or omit to take any action, or permit the occurrence of, or enter into any agreements regarding, any such action or omission, which would, or may reasonably be expected to, materially diminish the Company's rights in or to the Company Assets.
                             COVENANTS OF THE BUYER

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Buyer agrees (except as expressly contemplated by this Agreement or with the Seller's prior written consent which will not be unreasonably withheld or delayed taking into account the mutual interests of the parties) that:

5.1. Breach of Representations and Warranties The Buyer will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article III or which would cause any of such representations and warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, the Buyer will give detailed notice thereof to the Seller and the Buyer will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

5.2. Consents. The Buyer will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make all filings, required for the consummation of the transactions contemplated hereby. 5.3. Best Efforts. Except matters as to which the Buyer agrees in this Agreement to use reasonable efforts, the Buyer will use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Closing under this Agreement.


                              ADDITIONAL AGREEMENTS

      In addition to the foregoing, the parties each agree to take the following actions after the execution of this Agreement.

6.1. Shareholders'. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable for the purpose of voting upon the Reorganization. The Company shall, through its Board of Directors, recommend that its shareholders approve of such matters, coordinate and cooperate with respect to the timing of such meeting, and use its best efforts to hold such meeting as soon as practicable after the date hereof and shall secure the approval of its shareholders for the transactions contemplated herein.

6.2. Access to Information. The Company and the Seller shall, subject to applicable law and applicable confidentiality agreements to which the Seller or the Company is a party listed in Section 6.2 of the Disclosure Schedule, afford the Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to
(a) all of the Company's properties, books, contracts, commitments and records, and (b) such other information concerning the business, properties and personnel of the Company as the Buyer may reasonably request. The Company agrees to provide the Buyer and its accountants, counsel and representatives copies of internal financial statements promptly upon request. No information or knowledge obtained after the date hereof in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or in the Disclosure Schedule. All information delivered or disclosed to the Buyer by the Company, the Seller or any of their employees, agents, accountants, counsel or other representatives related to or in connection with this Agreement other than, after the Closing, the Company Assets and Seller Assets shall be deemed Confidential Information (as defined in the Confidentiality Agreement dated March 4, 1998, as amended, by and among the Buyer, the Seller and the Company (the "Confidentiality Agreement")) subject to the terms and conditions of the Confidentiality Agreement. The Buyer shall have the right following the Closing to have reasonable access to the Retained Assets for the purpose of complying with laws, regulations and other legal matters; provided, that such access shall be structured in such a way so as to preserve any attorney-client or similar privilege of the Seller.

6.3. Governmental Filings. Each of the parties hereto shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable. No party shall participate in any meeting with the Federal Trade Commission or Department of Justice in respect of its filing under the HSR Act relating to the transactions contemplated hereby or any review of such filing by either of the foregoing agencies without giving the other party prior notice of such meetings and offering such other party the opportunity to attend and participate in such meetings. Both the Seller and the Company shall take all reasonable actions necessary to cause the expiration of the notice periods or receipt of required Consents, as applicable under the Investment Canada Act, Competition Act (Canada), and similar laws relating to the Company, including notification to any applicable Governmental Entities that the parties will proceed with the consummation of the transactions contemplated hereby (assuming the satisfaction of other conditions).

6.4. Employees The Seller will work with the Buyer to assist in the retention, or hiring, as the case may be, by the Company of as many Employees as possible (with the exception of those employees (the "Unrestricted Employees") listed in Section 6.4 of the Disclosure Schedule hereto as to which the Seller may also attempt to retain, in the discretion of the Seller) after the Closing. The Buyer will offer employment to such Employees (including the Unrestricted Employees) and the Seller and the Company will cooperate with the efforts of the Buyer as reasonably requested to interview, recruit and hire such Employees. The Seller shall be responsible for any severance or other obligations that arise from the termination of an Employee's employment (constructive or otherwise) or other relationship with the Company or the Seller on or prior to the Closing. Employees who are employed by the Company, the Buyer or any of their affiliates after the Closing will receive, until December 31, 1998, or such earlier time as they cease to be employed by the Company or the Buyer, compensation and benefits which, in the aggregate and without considering stock options and stock purchase plan benefits, are substantially similar to the benefits received by persons constituting Company Employees of similar position immediately prior to the Closing. For purposes of eligibility and vesting in the benefit plans of the Company, the Buyer or any of their affiliates, Employees who are employed by the Company, the Buyer or any of their affiliates after the Closing will receive credit for their periods of service with the Company, the Seller and the Seller's affiliates prior to Closing. At the request of any Employee who is eligible to participate in the 401(k) plan of the Buyer or an affiliate thereof after the Closing, such plan shall accept rollovers of participant loans from Seller's 401(k) plan.

6.5. Expenses. If the Closing occurs, all costs and expenses, including but not limited to, attorney fees, accounting fees, investment banking fees and all other professional services fees, incurred by the Company through the Closing in connection with this Agreement and the transactions contemplated hereby, including but not limited to the Reorganization, shall be paid by the Seller. If the Closing does not occur, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. In any event, all costs and expenses incurred by the Buyer in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer, and all costs and expenses incurred by the Seller in connection with this Agreement and the transactions contemplated hereby shall be paid by the Seller.

6.6. No Public Announcements. No party hereto will make any public announcement of or other disclosure with respect to this Agreement or any of the transactions contemplated hereby without the written consent of the other parties unless advised by counsel that such disclosure is required by law, in which case the disclosing party will promptly and, in any event, prior to such disclosure, notify the other party and provided the other party the reasonable opportunity to comment on such disclosure.

6.7. Company. The Seller hereby agrees that effective upon the Closing, the Company, its Subsidiaries, successors and assigns are hereby released and forever discharged from any and all claims, indemnities, interest, losses, costs, expenses or any other obligation or liability arising under or related to the Combination Agreement dated as of February 14, 1994 by and between the Seller and the Company (the "Combination Agreement"), and any and all agreements or arrangements contemplated thereby, including, but not limited to, any claims and obligations relating to any representation, warranty, covenant or other provision included in the Combination Agreement or any agreement contemplated thereby.

6.8. Standstill Agreement. Without the prior written consent of the Buyer, Seller shall not during the period ending five years from the date hereof (i) acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Buyer, (ii) make or in any way participate, directly or indirectly, in any "solicitation" or any "proxy" to vote (as such terms are used in the proxy rules under the Exchange Act) or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Buyer, (iii) form, join or in any way participate, directly or indirectly, in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Buyer, or (iv) otherwise act, alone or in concert with others, directly or indirectly, to seek control of the management, Board of Directors or policies of the Buyer.

6.9. Seller No Hire Agreement. During the period beginning on the date hereof and ending one year after the Closing, the Seller will not directly or indirectly hire any Employees (as defined in Section 2.10).

6.10. Buyer No Hire Agreement. If this Agreement is terminated prior to the Closing, the Buyer agrees that, for a period ending one year after the date hereof, it will not solicit any Company Employee for the purpose of hiring such Company Employee. Notwithstanding the foregoing, the Buyer may hire any Company Employee who contacts the Buyer as a result of the Buyer's general solicitation efforts.

6.11. Company Financial Statements. For a period of up to six months after the Closing, the Seller shall provide the Buyer and the Company with such information and assistance as may reasonably be requested by either of them to prepare audited financial reports of the Company required under the Exchange Act.

6.12. Section 338 Election. The Buyer shall notify the Seller within 10 days after the filing, if any, of an election under Section 338 of the Code with respect to the Company.

6.13. Sales Tax. The Buyer shall indemnify and hold harmless the Seller with respect to any Washington State sales taxes for which the Buyer is legally obligated by Washington law, if any, as a result of the transactions contemplated by this Agreement.

6.14.  License Grants to Buyer.
     (a) Seller Licensed Patents. As of the Closing Date, Seller hereby grants to Buyer and Company and their Subsidiaries a worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully-paid up license under Seller Licensed Patents to make, have made, use, sell and import (i) Company Products and subsequent versions of those products, but only to the extent that such subsequent versions include functionality incorporated in Company Products as of the Closing Date and (ii) in the Buyer Field, products developed by or for the Company, the Buyer, any of their respective Subsidiaries or any Permitted Sublicensee (as defined below) and implementing functions included in Company Product's as of the Closing Date, which functions are covered by one or more claims of Seller Licensed Patents. The licenses granted in this Section 6.14(a) include the right to grant sublicenses in connection with (i) the distribution of such products developed by or for the Company, the Buyer or any of their respective Subsidiaries, or (ii) the sale or transfer to any entity of a line of the Buyer's, the Company's or a Subsidiary's business (a "Permitted Sublicensee") that includes the transfer of substantially all rights in one or more of such products developed by or for the Company, the Buyer or any of their respective Subsidiaries.

     (b) Seller Licensed Technology. Unless otherwise restricted in Section 2.17E of the Disclosure Schedule, as of the Closing Date, Seller hereby grants to Buyer and Company and their Subsidiaries a license under Seller Licensed Technology, which license shall be worldwide, nonexclusive, perpetual, irrevocable, royalty-free, and fully-paid up, with the right to grant sublicenses, to use, reproduce, execute, display, publicly perform or display, import, broadcast, prepare derivative works of, transmit and distribute the Seller Licensed Technology, all such rights to be exercised solely in connection with products developed by or for the Company, the Buyer, any of their respective Subsidiaries or a Permitted Sublicensee and whose functionality is primarily within the Buyer Field. The licenses granted in this Section 6.14(b) include the right to grant sublicenses in connection with (i) the distribution of such products developed by or for the Company, the Buyer or any of their respective Subsidiaries, or (ii) the sale or transfer of a line of the Buyer's, the Company's, or a Subsidiary's business related to such products developed by or for the Company, the Buyer or any of their respective Subsidiaries.

           CONDITIONS PRECEDENT AND POST-CLOSING COVENANTS

7.1. Conditions to Each Party's. The respective obligations of the parties under this Agreement are subject to the satisfaction prior to the Closing of the following conditions:

            7.1.1 Governmental Approvals. Consents legally required for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would have no material adverse effect on the consummation of the transactions contemplated hereby.

            7.1.2 No Restraints. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

            7.1.3 Corporate and Stockholder Approvals. The transactions contemplated hereby, including the Reorganization described below, shall have been approved and adopted by the required vote of the Seller and the holders of the Exchangeable Shares.

            7.1.4 Reorganization. Within seven days prior to the Closing, the Company shall have effected a reorganization of the Company under applicable United States and Canadian laws (the "Reorganization"), which shall result in
(i) all of the current holders of Exchangeable Shares holding thereafter shares of a newly formed affiliate of the Seller, with such shares having substantially the same rights, privileges and conditions as the Exchangeable Shares (the "New Exchangeable Shares"), and (ii) the Seller, or the Shareholder Affiliate, owning all of the outstanding shares of stock (the "Softimage Shares") of the Company or a successor thereto (the "Amalgamated Subsidiary") that retains all assets, liabilities, rights and obligations of the Company (other than any obligation with respect to the Exchangeable Shares) as constituted on the date hereof. To the extent applicable, all references in this Agreement to: (i) the Seller shall be deemed to include the Shareholder Affiliate and (ii) the Company shall be deemed to include the Amalgamated Subsidiary.

7.2. Conditions to Obligations of the. The obligations of the Buyer under this Agreement are subject to the satisfaction prior to the Closing of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

            7.2.1 Representations and Warranties of the Company and the Seller. The representations and warranties of each of the Company and the Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Buyer shall have received a certificate signed by the chief executive officer and the chief financial officer of each of the Company and the Seller to such effect on the Closing Date.

            7.2.2 Performance of Obligations of the Company. The Company and the Seller each shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company and the chief executive officer and the chief financial officer of the Seller to such effect on the Closing Date.

            7.2.3 Opinion of Counsel to the Seller. The Buyer shall have received opinions dated the Closing Date of Preston Gates & Ellis LLP, United States counsel to the Seller, and McCarthy Tetrault, Canadian counsel to the Seller, in substantially the forms attached hereto as Exhibits 7.2.3A and 7.2.3B, respectively.

            7.2.4 Sale of Assets. The Seller shall have (i) executed and delivered to the Buyer (or its designee) a Bill of Sale, Assignments of Trademarks, Patents and Copyrights and such other documents and instruments as are required to vest in the Buyer (or its designee) the rights in the Seller Assets provided for herein, and (ii) delivered to the Buyer (or its designee) certificates evidencing the Softimage Shares duly endorsed in blank or with duly executed stock powers.

            7.2.5 Software License. The Seller and the Buyer shall have executed and delivered a license with respect to certain software containing substantially the terms set forth in Section 7.2.5 of the Buyer Disclosure Schedule.

            7.2.6 Letter Agreement. The Seller and the Buyer shall have executed and delivered a letter agreement containing substantially the terms set forth in
Section 7.2.6 of the Buyer Disclosure Schedule.

            7.2.7 Assigned Contracts. The Seller shall have secured for the benefit of the Company and the Buyer any consents or assignments of agreements that relate to the business of the Company as being currently conducted or as planned to be conducted that are required for the Company to enjoy the benefits and privileges of such agreements after the Closing, including without limitation, those agreements identified in Section 7.2.7 of Buyer's Disclosure Schedule.

            7.2.8 Intercompany Agreement. The Intercompany Agreement shall have been terminated.

            7.2.9 Approvals for Employee Options. The Buyer shall have obtained regulatory approval from the Quebec Securities Commission regarding the granting of the Employee Options, and the issuance of the underlying securities.

            7.2.10 Transitional Service Agreement. The Buyer and the Seller shall have entered into a transitional service agreement containing substantially the terms set forth in Section 7.2.10 of the Buyer Disclosure Schedule, pursuant to which the Seller shall provide transitional services to the Buyer and/or the Company.

            7.2.11 Competition Act. The Buyer shall have received from the Director of Investigation and Research (the "Director") appointed under the Competition Act, a no-action letter following pre-notification pursuant to
Section 114 of the Competition Act or an advanced ruling certificate pursuant to
Section 102 of the Competition Act in form and substance satisfactory to the Buyer in its sole discretion whereby the Director certifies that he is satisfied that he would not have sufficient grounds on which to apply to the Competition Tribunal under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.

            7.2.12 Investment Canada Act. The Buyer shall have received from the Minister designated by the Governor-in-Council as the Minister for the purposes of Investment Canada Act (the "Minister") a notice under Section 21, 22 or 23 of the Investment Canada Act that the Minister is satisfied or is deemed to be satisfied, as the case may be, that the transactions contemplated by this Agreement represent an investment likely to be of net benefit to Canada.

            7.2.14 Post-Closing Collaboration Agreement. The Buyer and the Seller shall have entered into a Post-Closing Collaboration Agreement containing substantially the terms set forth in Section 7.2.13 of the Buyer's Disclosure Schedule.

            7.2.15 Legal Action. There shall not be overtly threatened or pending any action, proceeding or other application before any Governmental
Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages as a result thereof; or (ii) seeking to prohibit or impose any material limitations on any Asset or the Company's ownership or operation of all or any material portion of its business or to compel the Seller or the Company to dispose of or hold separate all or any material portion of Seller's or the Company's business or assets as a result of the transactions contemplated by the Agreement.

7.3. Conditions to Obligation of the Seller and the Company The obligations of the Seller and the Company under this Agreement are subject to the satisfaction prior to the Closing of the following conditions precedent, each of which may be waived in writing in the discretion of the Seller and the Company:

            7.3.1 Representations and Warranties of the Buyer. The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise contemplated by this Agreement, and the Seller and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of the Buyer to such effect.

            7.3.2 Performance of Obligations of the Buyer. The Buyer shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing, and the Seller and the Company shall have received a certificate signed by the chief executive officer and the chief financial officer of the Buyer to such effect.

            7.3.3 Opinion of Counsel to the Buyer. The Seller shall have received an opinion dated the Closing Date of Hale and Dorr LLP, United States counsel to the Buyer, in substantially the form attached hereto as Exhibit 7.3.3.

            7.3.4 Registration Rights Agreement. The Seller and the Buyer shall have entered into a Registration Rights Agreement substantially in the form set forth as Exhibit 7.3.4 hereto.

            7.3.5 License Agreement. The Seller and the Buyer shall have entered into an agreement in substantially the form attached hereto as Exhibit 7.3.5 to be performed after the Closing.


7.4.  Post-Closing Covenants.


            7.4.1 Cancelled Employee Option Shares. After the Closing, the principal amount of the Note (as adjusted at Closing, if and to the extent required under Section 1.6) shall be increased by $39.71 for each share of Buyer Common Stock that will not be issued under Employee Options as a result of the termination after the Closing Date of employment with the Company or the Buyer, as the case may be, of the holder of any such Employee Option to the extent that such Employee Option was not exercisable at the time of such termination (the "Cancelled Employee Option Shares"). An accounting shall be made by the Buyer at the end of each calendar quarter to determine the number of Cancelled Employee Option Shares as a result of employment terminations during such period and such accounting shall be delivered to the Seller within thirty days after the end of such quarter together with a calculation of the amount by which the principal amount of the Note is to be increased hereby and the Seller and Buyer shall amend the Note accordingly.

            7.4.2 Restrictions on Sales of Shares of Buyer Common Stock. The Seller agrees not to sell or transfer any Buyer Common Stock (including Buyer Common Stock issued under the Warrant) for a period of three years after the Closing; provided that the foregoing shall not restrict the Seller from entering into bona fide transactions which constitute a hedge against changes in the market price of Buyer Common Stock. Certificates representing such Buyer Common Stock shall bear the following legend:


            These shares have not been registered under the Securities Act of 1933, as amended. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the Corporation has received an opinion of counsel, which opinion is satisfactory to the Corporation, to the effect that such registration is not required under the Securities Act of 1933.



            Until June 15, 2001, the sale, transfer or other disposition of any of the shares represented by this certificate are subject to the restrictions contained in a Stock and Asset Purchase Agreement dated as of June 15, 1998 by and among the registered holder and the issuer of such shares, and, until such date, no shares represented by this certificate may be sold, transferred or otherwise disposed of without the written consent of the issuer.


            7.4.3 Bonus Payments. The Seller shall pay to all Employees all bonus amounts earned and or accrued through June 30, 1998.

            7.4.4  Tax Cooperation.

            (a) The Seller shall, at its cost, arrange for the preparation of financial statements of the Company and the preparation and filing of all returns of the Company for taxes relating to any period ending on or including the Closing Date, and pay all taxes required to be paid or remitted by the Company for the taxation year ending as a consequence of the Closing and for any period, or portion thereof, up to the Closing Date.

            Such tax returns shall be prepared in a manner reasonably consistent with prior tax returns filed by the Company. The Buyer shall have the right to cause the Company to make any designation, election or claim on such return which the Buyer deems to be in the best interest of the Company, in which case the Seller shall not be responsible for and the Buyer shall pay any additional taxes resulting from such designation, election or claim taxes in respect of such return. Income tax returns shall be submitted to the Buyer at least twenty days prior to the final date upon which they are legally required to be filed and all other returns shall be so submitted at least five days prior to the final date upon which they are legally required to be filed. The Buyer shall have the right to review and comment on such filings.

(c) The Seller and the Buyer shall (i) each provide the other, and the Buyer and the Seller shall cause the Company to provide each of them, with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to the Company's liability for taxes for periods ending on or before the Closing Date, (ii) each retain and provide the other, and the Buyer and the Seller shall cause the Company to retain and provide the Seller and the Buyer with, any records or other information which may be relevant to such return, audit or examination, proceeding or determination.

                  Subject to the following sentence, the Seller shall exercise at its expense complete control over the handling, disposition and settlement of any government inquiry, examination or proceeding that could result in a determination with respect to taxes due or payable by the Buyer or the Company for which the Seller may be liable, or against which the Seller may be required to indemnify the Buyer or the Company pursuant hereto. The Seller shall, however, promptly notify the Company if, in connection with any such inquiry, examination or proceeding, any government authority proposes in writing to make any assessment or adjustment with respect to tax items of the Company, which assessments or adjustments could affect the Company following the Closing Date, and shall not agree to any such proposed assessment or adjustment without the prior written consent of the Company. The Buyer shall notify the Seller in writing promptly upon learning of any such inquiry, examination or proceeding. The Buyer shall cooperate with the Seller, as the Seller may reasonably request, in any such inquiry, examination or proceeding.


                                 INDEMNIFICATION

8.1. Indemnity. If the Closing occurs, the Seller hereby indemnifies and holds harmless the Buyer and the Company, from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (with respect to a party hereto, collectively, "Losses") in connection with each and all of the following (a "Breach of Warranty"):


            8.1.1 any misrepresentation or breach of any representation or warranty made by the Seller or the Company in this Agreement;

            8.1.2 any breach of any covenant, agreement or obligation of the Seller or the Company contained in this Agreement;

            8.1.3 any claim by a holder of Exchangeable Shares or New Exchangeable Shares;

            8.1.4 any claim or legal proceeding asserted or related to any fact existing, prior to the Closing;

            8.1.5 any claims against, or liabilities or obligations under, Plans of the Seller;

            8.1.6 any tax assessed against the Company as a result of the Company's activities (including, without limitation, transfer pricing between the Company and the Seller, and exposures noted in the preliminary Canadian tax audit report dated March 31, 1998) or transactions involving the Company through the date of the Closing; and

            8.1.7 any of the matters described in Sections 2.1, 2.6, 2.9, 2.15 and 2.17L (provided, however, that the Seller's obligations with respect to the matters described in such Section 2.17L shall be limited to its obligations to defend and pay the amount of any adverse settlement or judgement) of the Disclosure Schedule.


8.2. Indemnity by Buyer. The Buyer hereby indemnifies and holds harmless the Seller from and against all Losses in connection with each and all of the following:

            8.2.1 any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement; and
                        8.2.2 any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement.


8.3. Claims for Indemnification. Whenever any claim shall arise for indemnification under this Article VIII, the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party with the obligation to indemnify the Indemnified Party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party, provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Subsection 8.4 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Subsection 8.4.

8.4. Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), provided, that, if the Indemnified Party withholds consent to any settlement of a claim for monetary damages only, the Indemnifying Party's liability to indemnify the Indemnified Party for such claims under this Section shall not exceed the amount set forth in the proposed settlement. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date written notice of such claim is provided to the Indemnifying Party: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation (without relieving the Indemnifying Party of its indemnification obligations), after giving written notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

8.5. Survival of Representations; Claims for Indemnification Except as provided for below, all representations and warranties contained in this Agreement shall survive for a period of two years after the date of Closing and shall thereafter terminate and be of no further force or effect; provided, that the representations contained in Sections 2.11, 2.15 and 2.22 shall survive through the expiration of any applicable statute of limitations period, and provided, further, that representations contained in Sections 2.18 shall survive indefinitely. The Seller shall have no right of contribution against the Company with respect to any breach of any representation, warranty, covenant or agreement of the Seller or the Company contained herein or contemplated hereby.

8.6. Limitations. Other than with respect to Section 6.4, 6.5, 6.13 and 7.4, no Indemnifying Party shall have any liability for indemnification under this
Article VIII unless the aggregate amount of all Losses of such Indemnifying Party exceeds $500,000 (the "Threshold Amount"). If such aggregate amount does not exceed the Threshold Amount, the liability of such Indemnifying Party for indemnification under this Article VIII shall include the full amount of such Losses including the Threshold Amount. Notwithstanding anything to the contrary in this Article VIII (i) the maximum aggregate liability of any Indemnifying Party under this Agreement shall be $250,000,000; and (ii) in no event shall any party be liable for punitive damages hereunder. The Buyer shall not make any claim for indemnification resulting from termination of Company employees after the Closing Date. This Article VIII shall set forth the sole exclusive remedy and recourse of the Indemnified Parties (and corresponding liability for any Indemnifying Party) for monetary damages arising from any claim, cause of action or right of any nature by the Indemnified Party against the Indemnifying Party, any officer, director, employee or agent of such Indemnifying Party under this Agreement, except for fraud

8.7.  Exclusion. This Article shall not apply to Section 6.14.


                        TERMINATION, AMENDMENT AND WAIVER

9.1. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of matters presented in connection with the Reorganization by the shareholders of the Company:

            9.1.1 by mutual consent of the parties hereto; 9.1.2 by the Buyer if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Seller, and such breach has not been cured, or best efforts are not being employed to cure such breach, within 10 days after notice thereof is given to the party committing such breach;
            9.1.3 by the Seller if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Buyer, and such breach has not been cured, or best efforts are not being employed to cure such breach, within 10 days after notice thereof is given to the party committing such breach;
            9.1.4 by the Buyer if the Closing shall not have taken place before December 31, 1998; or
            9.1.5 by any party hereto if (i) the conditions to such party's obligation to close shall have become impossible to satisfy or (ii) any permanent injunction or other order of a court or other competent authority preventing the Reorganization or the Closing shall have become final and non-appealable.

9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of the Seller, the Company or the Buyer or their respective officers or directors, except that
(i) the provisions of the last sentence of Section 6.2 and all of Sections 6.5, 6.6, 9.2, 10.2, 10.6 and 10.7 shall survive such termination and (ii) no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

9.3. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4. Extension, Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made by any party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of any party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of all parties hereto.

                               GENERAL PROVISIONS

10.1. Notices. All notices and other communications hereunder shall be (i) in writing, (ii) delivered personally, by facsimile (receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and (iii) effective upon receipt by the party so notified:

            (a)   if to the Seller to:

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, WA 98052
                  Attention:  Craig Mundie
                  Facsimile No.: (425) 936-7329

with a copy to:   Seller's counsel
                  Microsoft Corporation
                  Law and Corporate Affairs
                  One Microsoft Way
                  Redmond, WA 98052
                  Attention:  Robert A. Eshelman
                  Facsimile No.: (425) 869-1327

and:              Seller's counsel
                  Preston Gates & Ellis LLP
                  5000 Columbia Center
                  701 Fifth Avenue
                  Seattle, WA 98104
                  Attention:  Gary J. Kocher
                  Facsimile No.: (206) 623-7022

            (b)   if to the Company to:
                  Softimage, Inc.
                  3510, Boul. St-Laurent, Bureau 400
                  Montreal (Quebec), Canada H2X 2V2
                  Attention:  President
                  Facsimile No.: (514) 845-5676

            (c)   if to the Buyer to:
                  Avid Technology, Inc.
                  Metropolitan Technology Park
                  One Park West
                  Tewksbury, MA 01876
                  Attention:  William Miller
                  Facsimile No.: (978) 640-3055

with a copy to:   Buyer's Counsel
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attention:  Mark G. Borden
                  Facsimile No.: (617) 526-5000


10.2. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

10.4. Miscellaneous. This Agreement, each of the agreements attached as an exhibit hereto and any other documents referred to herein or contemplated hereby, other than the agreements contemplated by Sections 7.2.5, 7.2.6, 7.2.10 and 7.2.13, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein).

10.5. Assignment. This Agreement may not be assigned without the prior written consent of the parties hereto, and any attempted assignment other than in compliance with this Section shall be null and void. The Reorganization shall not be deemed to constitute an assignment for purposes of this Section.

10.6. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Massachusetts, USA applicable to agreements executed and performed entirely within Massachusetts.

10.7. Language of Contract. Each of the parties acknowledges having requested and being satisfied that this document and the documents attached be drawn in English. Chacune des parties reconnait avoir demande que ce document et les documents y afferents soient rediges en anglais et s'en declare satisfaite.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      In Witness Whereof, the Seller, the Company and the Buyer have caused this Agreement to be signed by their respective officers thereto duly authorized, all as of the date first written above.




                                          MICROSOFT CORPORATION



                                          By:  /s/Gregory B. Maffei
                                              -----------------------------

                                          Name: Gregory B. Maffei
                                               ----------------------------

                                          Title: Chief Financial Officer
                                                --------------------------



                                          SOFTIMAGE, INC.



                                          By: /s/ Gregory B. Maffei
                                             -----------------------------

                                          Name: Gregory B. Maffei
                                               ---------------------------

                                          Title: Chief Executive Officer
                                                --------------------------




                                          AVID TECHNOLOGY, INC.



                                          By: /s/ William J. Miller
                                             ------------------------------

                                          Name: William J. Miller
                                               ----------------------------

                                          Title: Chairman and Chief
                                                 Executive Officer
                                                ---------------------------

                                                                    Exhibit 1.4A


           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON
            ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANS-
                  FER SET FORTH IN SECTION 4 OF THIS WARRANT


Warrant No. 1                                   Number of Shares: 1,155,235
                                                   (subject to adjustment)
Date of Issuance: August  __, 1998


                              AVID TECHNOLOGY, Inc.

                          Common Stock Purchase Warrant

                          (Void after August ___, 2008)

      Avid Technology, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Microsoft Corporation or, subject to Section 9, its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after August ___, 2000 and on or before August __, 2008 at not later than 5:00 p.m. (Boston, Massachusetts time), 1,155,235 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, at a purchase price of $47.65 per share. The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

1.     Exercise

(a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
    Exhibit I duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. The Purchase Price shall be paid in the form of (i) cash, (ii) a check of the Registered Holder to the Company, (iii) an electronic wire transfer of immediately available funds in accordance with written instructions of the Company or, (iv) if approved by the Company, any combination of the foregoing forms of payment.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon compliance with Section 9 and payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise.

2.          Adjustments

(a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the quotient of (i) (A) the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment multiplied by
    (B) the Purchase Price in effect immediately prior to such adjustment, divided by (ii) the Purchase Price in effect immediately after such adjustment.

(b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock. For this purpose, The Fair Market Value per share of Common Stock shall be determined as follows:

(i) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Exercise Date; or, if no such price is reported on such date, such price on the next preceding business day (provided that if no such price is reported on the next preceding business day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the effective date of exercise, as determined in pursuant to
Section 1(b) above (the "Exercise Date"), then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), (B) the Board of Directors shall make such a determination within 15 days of a request by the Registered Holder that it do so, and (C) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

4.          Securities Law Trading Restrictions

(a) This Warrant and the Warrant Shares shall not be sold or transferred  unless
    (i) the Company provides consent in accordance with Section 9, and (ii) either (A) the Warrant or the Warrant Shares first shall have been registered under the Securities Act of 1933, as amended (the "Act"), or (B) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b) Each   certificate   representing   Warrant   Shares  shall  bear  a  legend
    substantially in the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act, or any successor provision thereto.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Notices of Record Date, etc.

            In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding- up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity
agreement  (with  surety  if  reasonably   required)  in  an  amount  reasonably
satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9.   Transfer Restrictions

(a) Neither this Warrant nor any rights hereunder are transferable, in whole or in part, without the written consent of the Company which the Company may withhold in its sole discretion. To effect any such permitted transfer, the Registered Holder must surrender this Warrant with a properly executed assignment (in the form attached hereto as Exhibit II) at the principal office of the Company. Such assignment shall not be effective unless and until countersigned by the Company.

(b) Upon the surrender by the Registered Holder of this Warrant and an assignment executed by the Registered Holder and countersigned by the Company to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder a new Warrant of like tenor, in such name as the Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) shall direct, calling on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

(c) Until any permitted transfer of this Warrant is effected as provided above, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes.

10. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Change or Waiver. No term of this Warrant may be changed or waived other than by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.


13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within Delaware.

                                                AVID TECHNOLOGY, INC.


                                                By:---------------------------

[Corporate Seal]                                Title:------------------------


ATTEST:---------------------------

                                                                       Exhibit I



                                  PURCHASE FORM



To:_________________
Dated:______________



      The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment is in the form of (indicate the applicable amount for each form of payment):

      $___________  Cash

      $___________  Check of the Registered Holder to the Company

      $___________  Wire transfer of immediately available funds to the
                    Company

      $___________  TOTAL PURCHASE PRICE




                                    Signature:___________________________

                                    Address:_____________________________

                                                                      EXHIBIT II



                                 ASSIGNMENT FORM



      For Value Received, ________________________________________

hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:


   Name of Assignee                    Address                   No. of Shares






REGISTERED HOLDER

Signature:                          Dated:

Witness:                            Dated:


      On behalf and in the name of the Company, the undersigned consents to the assignment of the attached Warrant by the Registered Holder to the assignee set forth above.

COMPANY


By:

Name:

Title:

                                                                    Exhibit 1.4B


                              AVID TECHNOLOGY, INC.

                         9.5% Subordinated Note Due 2003


$5,000,000 (Subject to Adjustment)                 Boston, Massachusetts
                                                          August 3, 1998

                            ---------------------

      Avid Technology, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to Microsoft Corporation (the "Holder"), the principal sum of Five Million Dollars ($5,000,000), plus such principal amount (the "Additional Amount") as may be added from time to time to the principal amount of this Note pursuant to Section 7.4.1 of the Stock and Asset Purchase Agreement dated as of June 15, 1998 by and among the Company, the Holder and Softimage, Inc. (the "Agreement"). Any Additional Amount shall be indicated on the last page of this Note after receipt by Holder of a written notice from the Company designating such Additional Amount pursuant to Section 7.4.1 of the Agreement.

      The principal amount hereof, including the Additional Amount and accrued but unpaid interest thereon, shall be due and payable in full on June 15, 2003. Interest on this Note shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of the principal amount from time to time outstanding at the rate of nine and one-half percent (9.5%) per annum, such interest to be due and payable in arrears on the last day of each of the months of October, January, April and July in each calendar year, until the principal outstanding shall be paid in full. Interest on the Additional Amount shall accrue from the date of issuance of this Note and shall be payable in arrears on the scheduled interest payment dates. The interest rate of this Note shall increase to twelve and one-half (12.5%) during the period of any default in payment of principal or interest due hereunder.

Subordination.


(a) Subordination to Senior Indebtedness. The indebtedness evidenced by this Note, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, and junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest on (i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies and other financial institutions, including commercial paper, (ii) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described in (i) above assumed or guaranteed in any manner by the Company, (iii) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in (i) and (ii) above, and (iv) any other indebtedness of the Company which the Company and the Holder may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness.

(b) No Payment if Default in Senior Indebtedness. No payment on account of principal of or interest on this Note shall be made directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto, (i) there shall exist a default in any payment with respect to any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any Senior Indebtedness, as defined in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof (a "Non- Payment Default"), and such event of default shall not have been cured or waived or shall not have ceased to exist; provided, however, if after a period of 180-days after the occurrence of a Non-Payment Default (a "Payment Blockage Period"), the holder of such Senior Indebtedness has not accelerated the maturity thereof, then the Company shall resume payments due under this Note, and provided further, that there shall not be more than one Payment Blockage Period in any period of 365 consecutive days. The holder of Senior Indebtedness may invoke a Payment Blockage Period by written notice to the Company.

(c)   Payment upon Dissolution, Etc.

     (i) In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), all holders of the Senior Indebtedness shall have the exclusive right to exercise all rights of the Holder arising from its claims in the Proceeding, including but not limited to the right to vote for a trustee and to accept or reject a proposed plan of reorganization or composition.

     (ii) Upon payment or distribution to creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any Senior Indebtedness shall first be paid in full, or payment thereof in full duly provided for, before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note; and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 1 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if the Holder shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior
Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder. In the event of any Proceeding, the Holder shall be entitled to be paid one hundred percent (100%) of the principal amount thereof and accrued interest thereon before any distribution of assets shall be made among the holders of any class of shares of the capital stock of the Company in their capacities as holders of such shares.

 2. 1.
     (iii) For purposes of this  Section 1(c),  the words
"assets" and "cash, property or securities" shall not be deemed to include shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 1 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding, if (x) the Senior Indebtedness is assumed by the new person, if any, resulting from any such reorganization or readjustment, and (y) the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment not, without the consent of such holders, altered by such reorganization or readjustment.

3.
(d) Subrogation. Subject to payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on this Note shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the subordination provisions of this
Section 1 shall, as between the Holder and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.


(e) Rights of Holder Unimpaired. The provisions of this Section 1 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 1 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the principal thereof and interest thereon, in accordance with the terms of this Note, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default, subject to the rights set forth above of holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Holder.

(f) Holders of Senior Indebtedness. These provisions regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The Holder shall execute and deliver to any holder of Senior Indebtedness (i) any such instrument as such holder of Senior Indebtedness may reasonably request in order to confirm the subordination of this Note to such Senior Indebtedness upon the terms set forth in this Note, and (ii) any such instrument as may be reasonably requested by the holders of Senior Indebtedness or their representatives to enforce all claims upon or in respect of this Note.

Prepayment.

(a) The principal indebtedness represented by this Note may be prepaid in whole or in part, from time to time, without penalty and without the prior written consent of the Holder.

Default.

(a) Subject to the subordination provisions of Section 1, the entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable upon written demand of the Holder, without any other notice or demand of any kind or any presentment or protest, if any one of the following events shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body:

(b) If default shall be made in the payment of any installment of principal of, or of any installment of interest on, this Note or any Senior Indebtedness and if any such default shall remain unremedied for twenty (20) days after notice thereof; or

(c) If the Company (i) makes a composition or an assignment for the benefit of creditors or trust mortgage, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(d) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or if any substantial part of the property of the Company is sequestered or attached and shall not be returned to the possession of the Company or such subsidiary or released from such attachment within sixty (60) days.

General.

(a) This Note may not be assigned by the Holder without the written consent of the Company. The obligations of the Company hereunder shall be binding upon successors and assigns of the Company.

(b) Recourse under this Note shall be to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

(c) All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

(d) All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

      If to the Holder: Microsoft Corporation
                        One Microsoft Way
                        Redmond, WA 98052
                        Attention:  Craig Mundie
                          Facsimile No.: (425) 936-7329


      If to the Company:Avid Technology, Inc.
                        Metropolitan Technology Park
                        One Park West
                        Tewsbury, MA 01876
                        Attention:  William Miller
                        Facsimile No.:  (978) 851-0087

(e) If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Boston, Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

(f) This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

                                    AVID TECHNOLOGY, INC.


                                    By:_____________________________________
                                        William J. Miller
                                        President and Chief Executive Officer

[Corporate Seal]



ATTEST:     ________________________
            Peter T. Johnson
            Secretary

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            Additional Amount                             Date
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


                                                                   Exhibit 7.3.4


                          REGISTRATION RIGHTS AGREEMENT

      This Agreement, dated as of August __, 1998 is entered into by and between Avid Technology, Inc., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation (the "Purchaser").

                                    RECITALS

      Whereas, the Company and the Purchaser have entered into a Stock and Asset Purchase Agreement dated as of June 15, 1998 (the "Purchase Agreement");

      Whereas, the Purchaser has agreed that no shares of capital stock of the Company received in connection with the Purchase Agreement (and the warrant issued thereunder) shall be transferred by the Purchaser until after the third anniversary of the Closing Date (as defined in the Purchase Agreement); and

      Whereas, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933;

      Now, Therefore, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.                              Certain Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Common Stock" means the common stock, $.01 par value per share, of the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

            "Other Holders" shall have the meaning set forth in Section 2(c).

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or any registration statement covering only securities offered by another stockholder or stockholders of the Company).

            "Registration Expenses" means the expenses described in Section 5.

            "Registrable Shares" means the Shares and any other shares of Common Stock issued in respect of the Shares (because of stock splits, stock dividends, reclassifications, recapitalizations or other similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (i) becoming eligible for sale under Rule 144(k) under the Securities Act, (ii) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (iii) any sale in any manner to a person or entity which, by virtue of Section 12 of this Agreement, is not entitled to the rights provided by this Agreement.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as they may be from time to time in effect.

            "Shares" means the shares of Common Stock acquired by the Purchaser under the Purchase Agreement, including shares of Common Stock issued upon exercise of the Warrant (as defined in the Purchase Agreement).

            "Stockholder" means the Purchaser and any person or entity to whom the rights granted under this Agreement are transferred by the Purchaser pursuant to Section 12 hereof.

2.                             Required Registrations

(a) At any time after August __, 2001, the Stockholder may request, in writing, that the Company effect the registration under the Securities Act of Registrable Shares owned by the Stockholder.

(b) Upon receipt of any request for registration pursuant to this Section 2 received after August ___, 2001, the Company shall use its reasonable best efforts to effect the registration, on Form S-3 under the Securities Act (or, if such form is not available, such other form as shall be appropriate for such sale), of all Registrable Shares which the Company has been requested to so register. (c) If the Stockholder intends to distribute the Registrable Shares covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2(a). If other holders of securities of the Company who are entitled by contract with the Company to have securities included in such a registration (the "Other Holders") request that their securities be included in such registration and underwriting, the Company may include the securities of such Other Holders in such registration and underwriting on the terms set forth herein. The Company shall (together with the Stockholder and all Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions) with the managing underwriter. Notwithstanding any other provision of this Section 2(c), if the managing underwriter advises the Company that the inclusion of all shares requested to be registered would adversely affect the offering, the securities of the Company held by Other Holders shall first be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter and, if all such shares have been excluded and further limitation of the number of shares is required, Registrable Shares shall then be excluded from such underwriting and registration to the extent deemed advisable by the managing underwriter. If the Stockholder or any Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, and the securities so withdrawn shall also be withdrawn from registration. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited. (d) The Stockholder shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2(a), subject to the approval of the Company, which approval will not be unreasonably withheld. (e) The Company shall not be required to effect more than four registrations pursuant to Section 2. In addition, the Company shall not be required to effect any registration within six months after the effective date of any other Registration Statement. For purposes of this Section 2(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Stockholder withdraws its request for such registration and elects not to pay the Registration Expenses therefor pursuant to Section 5). (f) If at the time of any request to register Registrable Shares by the Stockholder pursuant to this Section 2, the Company is engaged or has plans to engage in a registered public offering or is engaged or plans to engage in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once, or for an aggregate delay of more than 90 days, in any 12-month period.

3.                            Incidental Registration

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to the Stockholder of its intention to do so. Upon the written request of the Stockholder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use reasonable efforts to cause all Registrable Shares which the Company has been requested by the Stockholder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Stockholder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3 without obligation to the Stockholder.

(b) If the registration for which the Company gives notice pursuant to Section 3(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholder as a part of the written notice given pursuant to Section 3(a). In such event, the right of the Stockholder to include its Registrable Shares in such registration pursuant to Section 3 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. If the Stockholder proposes to distribute Registrable Shares through such underwriting, it shall (together with the Company and any Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise the Stockholder and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by stockholders other than Other Holders shall first be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter and, if all such shares have been excluded and further limitation of the number of shares is required, the number of shares that may be included in such registration and underwriting shall then be allocated among the Stockholder and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gave the notice specified in Section 3(a). If the Stockholder or any such Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among the Stockholder and such Other Holders pro rata in the manner described in the preceding sentence. If the Stockholder or any Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

4.                            Registration Procedures

(a) If and  whenever the Company is required by the  provisions  of Section 2 or
Section 3 of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective for 180 days from the effective date or such lesser period until all such Registrable Shares are sold;

(ii) as expeditiously as possible furnish to the Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares; (iii) as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Stockholder to consummate the public sale or other disposition in such states of the Registrable Shares included in the Registration Statement; provided, however, that the Company shall not be required in connection with this paragraph (iii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; (iv) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed; (v) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement; (vi) promptly make available for inspection by the Stockholder, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Stockholder, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
(vii) as expeditiously as possible, notify the Stockholder, promptly after the Company shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and (viii) as expeditiously as possible following the effectiveness of such Registration Statement, notify the Stockholder of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus. (b) If the Company has delivered a Prospectus to the Stockholder and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Stockholder and, if requested, the Stockholder shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Stockholder with revised Prospectuses and, following receipt of the revised Prospectuses, the Stockholder shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company based on advice of counsel, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed or due to the need to file with the Commission financial statements required to comply with the Securities Act, the Company shall notify the Stockholder to such effect, and, upon receipt of such notice, the Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Stockholder has received copies of a supplemented or amended Prospectus or until the Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 4(c) to suspend sales of Registrable Shares for a period in excess of 90 days in any 365-day period.

5.                            Allocation of Expenses.

      The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2 is withdrawn at the request of the Stockholder (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholder after the date on which such registration was requested) and if the Stockholder elects not to have such registration counted as a registration requested under Section 2, the Stockholder shall pay the Registration Expenses of such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and any fees and expenses of counsel to the Stockholder.

6.                        Indemnification and Contribution

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Stockholder, each underwriter of Registrable Shares, and each other person, if any, who controls the Stockholder or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Stockholder or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Stockholder and such underwriter or controlling person for any legal or any other expenses reasonably incurred by the Stockholder or such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made (i) in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Stockholder or such underwriter or controlling person specifically for use in the preparation thereof, or (ii) in any prospectus or preliminary prospectus, or any supplement thereto, other than the most current version thereof, if the Stockholder has breached its obligations under Section 4(b).

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Stockholder will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to the Stockholder furnished in writing to the Company by or on behalf of the Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the Stockholder hereunder shall be limited to an amount equal to the net proceeds to the Stockholder from the Registrable Shares sold in connection with such registration.

(c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Stockholder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Stockholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Stockholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), in no case shall the Stockholder be liable or responsible for any amount in excess of the net proceeds received by the Stockholder from the offering of Registrable Shares; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section, notify the party from whom contribution may be sought, but the omission so to notify the party from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld. 7. Other Matters with Respect to Underwritten Offerings.

In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use reasonable efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement; and (c) if requested by the Stockholder, consider in good faith making its senior executives available to assist the underwriters with respect to so-called "road shows" in connection with marketing efforts for and the distribution and sale of the Registrable Shares.

8.                             Information by Holder.

Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.                          Confidentiality of Notices.

Upon receiving any written notice from the Company regarding the Company's plans to file a Registration Statement, the Stockholder shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

10.                            Rule 144 Requirements

During the term of this Agreement, the Company shall:

(a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(b) furnish to the Stockholder upon request (i) a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

11.                           Termination.

All of the Company's obligations to register Registrable Shares under Sections 2 and 3 of this Agreement shall terminate six years after the date hereof.

12.                           Transfers of Rights.

This Agreement, and the rights and obligations of the Purchaser hereunder, may not be assigned by the Purchaser without the express written consent of the Company.




13.                                   General

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and performed entirely within Massachusetts.

(c) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
      If to the Company, at Avid Technology, Inc., Metropolitan Technology Park, One Park West, Tewksbury, MA 01876, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Mark G. Borden, Esq., Hale and Dorr, 60 State Street, Boston, MA 02190; and
      If to the Purchaser, at Microsoft Corporation, One Microsoft Way, Redmond, WA 98052-6399, Attention: President, or at such other address or addresses as may have been furnished in writing by the Purchaser to the Company, with a copy to Gary J. Kocher, Esq., Preston Gates & Ellis LLP, 5000 Columbia Seafirst Center, 701 Fifth Avenue, Seattle, Washington 98104-7011.
      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section. (d) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(e) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the Registrable Shares; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all such holders in the same fashion. Any such amendment, termination or waiver effected in accordance with this Section 13(e) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures. (h) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.


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         Counterpart Signature Page to Registration Rights Agreement

      Executed as of the date first written above.





                                          AVID TECHNOLOGY, INC.


                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________



                                          MICROSOFT CORPORATION


                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________



















         Counterpart Signature Page to Registration Rights Agreement